SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
PIEDMONT OFFICE REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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March 22, 2017
Dear Stockholder:
Attached for your review is a notice of the 2017 Annual Meeting of Stockholders and Proxy Statement for Piedmont Office Realty Trust, Inc. (“Piedmont”). YOUR VOTE IS VERY IMPORTANT. Please respond immediately to help us avoid potential delays and additional expense to solicit votes.
We are asking you to read the enclosed materials and to vote on the election of your board of directors, the ratification of the appointment of our independent registered public accounting firm for fiscal 2017, the approval, on an advisory basis, of the compensation of our named executive officers, the approval, on an advisory basis, of the frequency of future advisory votes on executive compensation and the approval of our Amended and Restated 2007 Omnibus Incentive Plan. You will find more detail about these proposals in the attached documents. We ask that you review these documents thoroughly and submit your vote as soon as possible in advance of the annual meeting on May 18, 2017.
If you have any questions, please call your broker or financial advisor, or contact Piedmont Shareowner Services by calling 866-354-3485 or emailing investor.services@piedmontreit.com. To view our latest regulatory filings and updates, including Form 8-K filings, please visit our website at www.piedmontreit.com.
Thank you for your support of Piedmont and for your prompt vote.
Sincerely,
/s/ DONALD A. MILLER, CFA
Donald A. Miller, CFA
Chief Executive Officer
Piedmont Office Realty Trust, Inc.

PIEDMONT OFFICE REALTY TRUST, INC.
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
Notice of Annual Meeting of Stockholders
and Proxy Statement
To Be Held May 18, 2017
Dear Stockholder:
On Thursday, May 18, 2017, Piedmont Office Realty Trust, Inc. (“Piedmont”), a Maryland corporation, will hold its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) at the Metropolitan Club, 5895 Windward Parkway #100, Alpharetta, GA 30005. The meeting will begin at 11:00 a.m. Eastern daylight time.
The purpose of this Annual Meeting is to:
(i)
elect eight directors identified in the 2017 proxy statement to hold office for terms expiring at our 2018 annual meeting;

(ii)
ratify the appointment of Ernst & Young LLP as Piedmont’s independent registered public accounting firm for fiscal 2017;

(iii)
approve, on an advisory basis, the compensation of our named executive officers;

(iv)
approve, on an advisory basis, the frequency of future advisory votes on executive compensation;

(v)
approve our Amended and Restated 2007 Omnibus Incentive Plan; and

(vi)
transact any other business as may properly come before the meeting.

Your board of directors has selected March 9, 2017 as the record date for determining stockholders entitled to vote at the meeting.
On April 3, 2017, we will begin mailing our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2017 proxy statement and our Annual Report to Stockholders for fiscal 2016, and how to vote online.
Whether or not you plan to attend the meeting, your vote is very important, and we encourage you to vote promptly. You may vote via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided. Instructions regarding all three methods offered for voting are contained in the proxy card or Notice of Internet Availability of Proxy Materials. If you execute a proxy but later decide to attend the meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before 11:59 p.m. Eastern daylight time on May 17, 2017.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ THOMAS A. MCKEAN
Thomas A. McKean
Associate General Counsel and Corporate Secretary
Atlanta, Georgia
March 22, 2017
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 18, 2017: Our 2017 proxy statement and our Annual Report to Stockholders for fiscal 2016 are available at www.envisionreports.com/PDM.

PIEDMONT OFFICE REALTY TRUST, INC
PROXY STATEMENT
2017 ANNUAL MEETING OF STOCKHOLDERS

2017 PROXY STATEMENT AT A GLANCE
The below summary highlights information contained elsewhere in this proxy statement. It is only a summary and does not contain all information that you should consider and you should read the proxy statement in its entirety before casting your vote.
Annual Meeting Logistics

➢
Thursday, May 18, 2017, at 11:00 Eastern daylight time

➢
The Metropolitan Club, 5895 Windward Parkway #100, Alpharetta, GA 30005

➢
Record date is March 9, 2017

Meeting Agenda and Voting Recommendations

Proposal		Board Vote Recommendation	Page
I	Elect eight directors nominated by the Board of Directors for one year terms	FOR ALL	9
II	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm	FOR	12
III	Approve, on an advisory basis, executive compensation	FOR	14
IV	Approve, on an advisory basis, how often stockholders will be asked to vote on executive compensation	ANNUALLY	15
V	Approve our Amended and Restated 2007 Omnibus Incentive Plan	FOR	16
Proposal I: Election of Directors

The Board is asking you to elect the eight nominees listed below for terms that expire at the 2018 annual meeting of stockholders. Our current Chairman, Michael R. Buchanan, is not standing for re-election because he is approaching his 15-year term limit. The size of the Board will be reduced to eight members upon his retirement at the Annual Meeting. The directors will be elected by a plurality vote; however, our Corporate Governance Guidelines require that each director will offer to resign if the director receives a greater number of votes “withheld” than votes “for” such election in an uncontested election of directors.
For complete information about the nominees, see “Proposal I” and “Information Regarding the Board of Directors”. Summarized information is as follows:
Name	Age	Occupation	Year First Became a Director	Independent	Board Committees
Kelly H. Barrett	52	Senior Vice President - Home Services, The Home Depot	2016	Yes	Audit Nominating and Governance
Wesley E. Cantrell	82	Former President, Chief Executive Officer and Chairman, Lanier Worldwide	2007	Yes	Nominating and Governance* Compensation
Barbara B. Lang	73	Managing Principal and Chief Executive Officer of Lang Strategies, LLC	2015	Yes	Compensation; Nominating and Governance
Frank C. McDowell	68	Former President, Chief Executive Officer and Director of BRE Properties, Inc.	2008	Yes	Compensation* Nominating and Governance
Raymond G. Milnes, Jr.	65	Former Partner, KPMG LLP	2011	Yes	Audit* Capital
Donald A. Miller, CFA	54	President and Chief Executive Officer, Piedmont Office Realty Trust, Inc.	2007	No
Jeffrey L. Swope	66	Managing Partner and Chief Executive Officer, Champion Partners Ltd.	2008	Yes	Capital* Compensation
Dale H. Taysom	68	Former Global Chief Operating Officer, Prudential Real Estate Investors	2015	Yes	Audit Capital
*
Denotes committee chair

Proposal II: Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm

The Board is asking you to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.
Proposal III: Approve, on an advisory basis, executive compensation

The Board of Directors is asking you to approve, on an advisory basis, the compensation of the Named Executive Officers, or NEOs, as disclosed in this proxy statement. We believe our compensation programs are designed to:
➢
attract and retain candidates capable of performing at the highest levels of our industry;

➢
create and maintain a performance-focused culture, by rewarding outstanding company and individual performance based upon objective predetermined metrics;

➢
reflect the qualifications, skills, experience and responsibilities of each named executive officer;

➢
link incentive compensation levels with the creation of stockholder value;

➢
align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

➢
motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Proposal IV: Approve, on an advisory basis, how often stockholders will be asked to vote on executive compensation

The board of directors recommends that future advisory votes on executive compensation should be held annually.
Proposal V: Approve our Amended and Restated 2007 Omnibus Incentive Plan

The Board of Directors is asking you to approve the Piedmont Office Realty Trust, Inc. Amended and Restated 2007 Omnibus Incentive Plan (the “A&R Incentive Plan”) which will replace the Piedmont Office Realty Trust, Inc. 2007 Omnibus Incentive Plan (the “2007 Omnibus Incentive Plan”) that was approved by stockholders April 11, 2007. The Board of Directors approved the A&R Incentive Plan on March 20, 2017 in order to (i) increase the number of shares of common stock available for issuance from 4,666,667 to 5,666,667, (ii) extend the expiration date for ten years following the expiration of our existing 2007 Omnibus Incentive Plan, and (iii) make certain other amendments to the 2007 Omnibus Incentive Plan. For a full description of the A&R Incentive Plan, see page 16.

Compensation and Governance Practices:

What We Do	What We Don’t Do
✓ DO require stockholder approval in the event a staggered Board is ever proposed	NO staggered Board

✓
DO have a board comprised of a super-majority of independent directors. Eight of our nine directors currently serving are independent in accordance with New York Stock Exchange (“NYSE”) listing standards and our Corporate Governance Guidelines.

NO compensation or incentives that encourage risks reasonably likely to have a material adverse effect on the Company
✓ DO have a separate Chairman and Chief Executive Officer.	NO tax gross ups for any executive officers

✓
DO maintain a majority voting policy requiring that, in any uncontested election, as a condition to nomination, each director irrevocably agrees to offer to resign if the director receives a greater number of votes “withheld” than votes “for” such election.

NO re-pricing or buyouts of underwater stock options
✓ DO restrict board terms to 15 years	NO reportable transactions with any of our directors or executive officers
✓ DO require an annual performance evaluation of our Board	NO hedging or pledging transactions involving our securities

✓
DO align pay and performance by linking a majority of total compensation to the achievement of a balanced mix of Company and individual performance criteria tied to operational and strategic objectives established at the beginning of the performance period by the Compensation Committee and the Board.

NO guaranteed cash incentive compensation or equity grants with executive officers

✓
DO deliver a substantial portion of the value of equity awards in performance shares. For 2016, 50% of our executive officers equity award opportunity was tied to our Company’s total stockholder return relative to our peer group.

NO long-term employment contracts with executive officers
✓ DO maintain stock ownership guidelines for directors and executive officers	NO supplemental executive benefits to our NEOs
✓ DO maintain a clawback policy for our CEO, CFO and CAO
✓ DO conduct annual assessments of compensation at risk
✓ DO have an Compensation Committee comprised solely of independent directors
✓ DO retain an independent compensation consultant that reports directly to the Compensation Committee and performs no other services for management

✓
DO cap incentive compensation. Incentive awards include minimum and maximum performance thresholds with funding that is based on actual results measured against the preapproved goals that are clearly defined. Further, our Compensation Committee ultimately reserves the right to decrease payouts in their discretion.

Focus on Performance-Based Pay

➢
80% of our NEOs’ payout opportunity under our 2016 short-term cash incentive compensation program was tied to specific quantitative performance metrics derived from critical components of our 2016 annual business plan.

➢
100% of our NEOs’ payout opportunity under our long-term performance equity award incentive compensation program was tied to our total stockholder return over a three-year performance period relative to a pre-determined peer group.

➢
75% of our NEOs’ target opportunity for restricted equity awards is tied to quantitative performance metrics derived from critical components of our 2016 annual business plan.

➢
The majority of the total compensation during 2016 for our chief executive officer and other named executive officers was performance-based and at risk:

QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted upon at our Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.
Q:
Will my vote make a difference?

A:
Yes – YOUR VOTE IS VERY IMPORTANT. Your vote is needed to ensure that the proposals can be acted upon. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:
Why am I receiving this proxy statement and proxy card?

A:
You are receiving a proxy statement and proxy card from us because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you vote using the Internet, by telephone, or by signing and returning the proxy card, you appoint Donald A. Miller, CFA, our Chief Executive Officer, and Robert E. Bowers, our Chief Financial Officer, as your representatives at the Annual Meeting. Messrs. Miller and Bowers will vote your shares at the Annual Meeting as you have instructed them or if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to vote in advance of the Annual Meeting just in case your plans change.
Q:
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

A:
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a notice in the mail. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.envisionreports.com/PDM. The notice also instructs you on how you may vote. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained on the notice.

Q:
When is the Annual Meeting and where will it be held?

A:
The Annual Meeting will be held on Thursday, May 18, 2017, at 11:00 a.m. (Eastern daylight time) at the Metropolitan Club, 5895 Windward Parkway #100, Alpharetta, GA 30005.

Q:
What is the record date?

A:
The record date is March 9, 2017. Only holders of record of common stock as of the close of business on the record date will be entitled to vote at the Annual Meeting.

Q:
How many shares of common stock are outstanding and can vote?

A:
As of the record date, there were 145,319,847 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each share of common stock held.

Q:
How many votes do you need to hold the Annual Meeting?

A:
In order for us to conduct the Annual Meeting, we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you:

➢
vote over the Internet or by telephone;

➢
properly submit a proxy card (even if you do not provide voting instructions); or

➢
attend the Annual Meeting and vote in person.

Q:
What items am I being asked to vote on at the Annual Meeting?

A:
You are being asked to:

(i)
elect eight directors identified in this proxy statement to hold office for terms expiring at our 2018 annual meeting;

(ii)
ratify the appointment of Ernst & Young LLP as Piedmont’s independent registered public accounting firm for fiscal 2017;

(iii)
approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement;

(iv)
approve, on an advisory basis, the frequency of future advisory votes on executive compensation; and

(v)
approve our Amended and Restated 2007 Omnibus Incentive Plan.

No cumulative voting rights are authorized, and dissenter’s rights are not applicable to the matters being voted upon.
Q:
How do I vote if I am a registered stockholder?

A:
If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options as described below:

➢
You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. eastern daylight time on May 17, 2017.

➢
You may vote by telephone. The toll-free telephone number can be found on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. eastern daylight time on May 17, 2017.

➢
You may vote by mail. If you choose to vote by mail, simply mark and sign your proxy card and return it in the enclosed prepaid and addressed envelope. Voted proxy cards must be mailed and received by 11:59 p.m. eastern daylight time on May 17, 2017 in order to be counted.

➢
You may vote by attending the Annual Meeting and voting in person.

If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your enclosed proxy card in this proxy statement or the Notice of Internet Availability of Proxy Materials.
Q:
Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

A:
If your shares are held in “street name” through a broker, bank or other nominee, please refer to your proxy card or the instructions provided by your broker, bank, or other nominee regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee.

Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you hold your shares in street name, you must obtain a legal proxy from your broker, bank or other nominee to be able to vote in person at the Annual Meeting.
Q:
How may I vote for the nominees for director, and how many votes must the nominees receive to be elected?

A:
With respect to the election of directors, you may:

➢
vote FOR ALL eight nominees for director;

➢
vote FOR ALL EXCEPT which will be considered a vote in favor of all nominees EXCEPT those nominees you specifically list in the space provided; or

➢
WITHHOLD ALL which will be considered a vote against all director nominees.

Directors are elected by a plurality vote. As a result, the eight nominees receiving the highest number of FOR votes will be elected as directors. If you sign your proxy card with no further instructions, your shares will be voted FOR ALL eight nominees for director.
We have a majority voting policy for the election of non-employee directors. The policy, which is part of our Corporate Governance Guidelines, sets forth our procedures if a nominee is elected, but receives a majority of votes withheld. In an uncontested election, any non-employee nominee for director who receives a greater number of votes withheld from his or her election than votes for his or her election is required to promptly tender his or her resignation. Our Nominating and Corporate Governance Committee is required to promptly consider the resignation offer and make a recommendation to the board of directors with respect to the resignation. The board is required to take action with respect to this recommendation. The policy is more fully described below under “Information Regarding the Board of Directors and Committees — Majority Voting Policy.”
Q:
What happens if a nominee is unable to stand for election?

A:
If a nominee is unable to stand for election, the board of directors may reduce the number of directors that serve on the board or designate a substitute nominee. If the board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee. In no event will more than eight directors be elected at the Annual Meeting.

Q:
How may I vote for the ratification of Ernst & Young LLP as the independent registered public accounting firm, and how many votes must the ratification receive to pass?

A:
With respect to the ratification of Ernst & Young LLP as independent registered public accounting firm, you may:

➢
vote FOR the ratification;

➢
vote AGAINST the ratification; or

➢
abstain from voting.

Ernst & Young LLP will be ratified as the independent registered public accounting firm if the proposal receives the affirmative vote of a majority of the votes cast at the Annual Meeting. If you sign your proxy card with no further instructions, your shares will be counted as a vote FOR the ratification of Ernst & Young LLP.
Q:
How may I vote on the proposal to approve, on an advisory basis, the executive compensation of the named executive officers as disclosed in this proxy statement, and how many votes must the proposal receive to pass?

A:
With respect to this proposal, you may:

➢
vote FOR the approval, on an advisory basis, of the compensation of the named executive officers;

➢
vote AGAINST the approval, on an advisory basis, of the compensation of the named executive officers; or

➢
abstain from voting.

Unlike some of the other proposals you are voting on, this is an advisory proposal, which means it is not binding. The board of directors will review the voting results and consider the outcome in making future decisions on executive compensation. The compensation of our named executive officers will be approved, on an advisory basis, if the proposal receives the affirmative vote of a majority of the votes cast at the Annual Meeting. If you sign your proxy card with no further instructions, your shares will be counted as a vote FOR the approval of executive compensation.
Q:
How may I vote on the proposal to indicate, on an advisory basis, my preference for the frequency of future advisory votes on executive compensation?

A:
With respect to the advisory vote on the frequency of future advisory votes on executive compensation, you may vote that we conduct advisory votes:

➢
ANNUALLY;

➢
EVERY TWO YEARS; or

➢
EVERY THREE YEARS.

Unlike the other proposals you are voting on, there is no threshold vote that must be obtained for this proposal to “pass”. Rather, this is an advisory proposal, which means it is not binding, but the board of directors will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation.
Q:
How may I vote for the approval of the Piedmont Office Realty Trust, Inc. Amended & Restated 2007 Omnibus Incentive Plan?

A:
With respect to the proposal to approve the Piedmont Office Realty Trust, Inc. Amended & Restated 2007 Omnibus Incentive Plan, you may:

➢
vote FOR the proposal;

➢
vote AGAINST the proposal; or

➢
ABSTAIN from voting on the proposal.

The approval of the Piedmont Office Realty Trust, Inc. Amended & Restated 2007 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast on the matter.
Q:
How does the board of directors recommend I vote on the proposals?

A:
The board of directors recommends a vote FOR ALL eight nominees for election as director who are named as such in this proxy statement; FOR the ratification of Ernst & Young LLP as independent registered public accounting firm for fiscal 2017; FOR the approval, on an advisory basis, of the compensation of the named executive officers; for future advisory votes on executive compensation to be held “ANNUALLY”; and FOR the approval of the Piedmont Office Realty Trust, Inc. Amended and Restated 2007 Omnibus Incentive Plan.

Q:
What if I vote and then change my mind?

A:
If you are a registered stockholder, you have the right to revoke your proxy at any time before 11:59 p.m. Eastern daylight time on May 17, 2017 by:

➢
voting again over the Internet or by telephone;

➢
giving written notice to Thomas A. McKean, our Secretary; or

➢
returning a new, valid proxy card bearing a later date, that is received before such time.

You may also revoke your proxy by attending the Annual Meeting and voting in person. If you hold your shares in the name of a broker, bank, or other nominee, please refer to your broker’s proxy card or instructions to revoke your vote.
Q:
How will the proxies be voted?

A:
Any proxy, if it is received in time, is properly signed and is not revoked, will be voted at the Annual Meeting in accordance with the directions of the stockholder signing the proxy. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR all of the eight nominees to serve on the board of directors; FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017; FOR the approval, on an advisory basis, of the compensation of the named executive officers; and for future advisory votes on executive compensation to be held ANNUALLY; and FOR the approval of the Piedmont Office Realty Trust, Inc. Amended and Restated 2007 Omnibus Incentive Plan.

Q:
What are the effects of abstentions and broker non-votes?

A:
Abstentions and broker non-votes with respect to a proposal are counted for purposes of establishing a quorum.

If your shares are held in “street name” through a broker, bank or other nominee and you do not provide voting instructions, your broker, bank or other nominee may only vote your shares on your behalf for “routine” matters.
On “routine” matters, such as the ratification of independent registered public accounting firm, brokerage firms have authority to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.
On “non-routine” matters, such as the election of directors, the approval, on an advisory basis, of the compensation of the named executive officers, and the approval of the Piedmont Office Realty Trust, Inc. Amended and Restated 2007 Omnibus Incentive Plan, the brokerage firm cannot vote the shares on that proposal if it has not received voting instructions from the beneficial owner of such shares. A “broker non-vote” occurs when a beneficial owner fails to provide voting instructions to his or her broker as to how to vote shares held by the broker in street name and the broker does not have discretionary authority to vote without instructions.
With respect to the proposals to elect eight nominees to our board of directors; to ratify Ernst & Young LLP as the independent registered public accounting firm; to approve, on an advisory basis, the executive compensation of the named executive officers; to approve, on an advisory basis, the frequency of future votes on executive compensation, and to approve the Piedmont Office Realty Trust, Inc. Amended and Restated 2007 Omnibus Incentive Plan, abstentions, withhold votes, and broker non-votes (each as applicable) will have no effect on the outcome of the vote.
Q:
Who pays the cost of this proxy solicitation?

A:
We will pay all the costs of mailing and soliciting these proxies. Our employees will not be paid any additional compensation for soliciting proxies. Georgeson, Inc., our proxy solicitor, will be paid an administrative fee of approximately $6,500 plus $4.00 per phone vote as well as out-of-pocket expenses for its basic solicitation services. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

Q:
Is this proxy statement the only way that proxies are being solicited?

A:
No. In addition to mailing proxy solicitation material, Georgeson, Inc. (our third party proxy solicitor) and our directors and employees may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate.

Q:
How can I obtain additional copies of this proxy statement or other information filed with the SEC relating to this solicitation?

A:
You may obtain additional copies of this proxy statement, our Annual Report to Stockholders for fiscal 2016 and all other relevant documents filed by us with the SEC free of charge from our website at www.piedmontreit.com or by calling Shareowner Services at 866-354-3485.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov.

PROPOSAL I: Election of Directors
Our current nine member board of directors is comprised of eight independent members and our Chief Executive Officer. Michael R. Buchanan, who currently serves as a Director and Chairman of the Board of Directors, is approaching his 15-year term limit and will retire from our Board at the Annual Meeting. Effective with Mr. Buchanan’s retirement, the size of the Board will be reduced to eight members.
At the Annual Meeting, you will vote on the election of eight directors. Those persons elected will serve as directors until the next annual meeting unless otherwise stated and until the election and qualification of their successors. All of the nominees have served as directors since our last meeting. Each nominee has been nominated for election by our board of directors in accordance with our established nomination procedures discussed in this proxy statement.
Name	Age	Position(s)
Kelly H. Barrett	52	Director*
Wesley E. Cantrell	82	Director*
Barbara B. Lang	73	Director*
Frank C. McDowell	68	Director* and Vice-Chairman of the Board of Directors
Raymond G. Milnes, Jr.	65	Director*
Donald A. Miller, CFA	54	Chief Executive Officer, President and Director
Jeffrey L. Swope	66	Director*
Dale H. Taysom	68	Director*

*
Indicates that such director is considered independent under the New York Stock Exchange (“NYSE”) independence standards as determined by our board of directors.

Pursuant to our Bylaws and Maryland General Corporation Law, except in the cases of death or resignation, each director will serve until the next annual meeting of our stockholders unless otherwise stated and until his successor has been duly elected and qualified.
The following is detailed information regarding each of the nominees:
Kelly H. Barrett joined our Board on March 1, 2016. She has been employed by The Home Depot (NYSE:HD) since 2003, serving in various roles including Vice President Corporate Controller, Senior Vice President of Enterprise Program Management, and Vice President of Internal Audit and Corporate Compliance prior to assuming her current role of Senior Vice President — Home Services. Prior to her employment by The Home Depot, Ms. Barrett was employed by Cousins Properties Incorporated for eleven years in various financial roles, ultimately including that of Chief Financial Officer. During that time, she was very active in the National Association of Real Estate Investment Trusts (NAREIT) as an Accounting Committee Co-Chairperson and member of the Best Financial Practices Council as well as the Real Estate Group of Atlanta. In addition, Ms. Barrett served as a director of State Bank Financial Corporation (NASDAQ: STBZ) from August of 2011 to May of 2016.
Ms. Barrett brings over 30 years of leadership and financial management expertise to the Board. As a former member of NAREIT’s Accounting Committee and Best Financial Practices Council and former chief financial officer of an office REIT, she is well qualified to provide oversight and guidance for Piedmont and serve as a member and financial expert for our Audit Committee.
Wesley E. Cantrell has served as a director of our company since 2007. He was employed by Lanier Worldwide, Inc. (formerly NYSE: LR), a global document management company, from 1955 until his retirement in 2001. While at Lanier, Mr. Cantrell served in a number of key positions, including President, Chief Executive Officer, and Chairman. Mr. Cantrell formerly served as a director for AnnTaylor Stores Corporation (NYSE: ANN), Oxford Industries, Inc. (NYSE: OXM), and First Union National Bank of Atlanta.
Mr. Cantrell brings to the board broad senior management expertise based on his years as President, Chief Executive Officer and Chairman of a large, complex business such as Lanier Worldwide. While serving on AnnTaylor’s board of directors, Mr. Cantrell chaired the Nominating and Corporate Governance Committee and thus brings experience with corporate governance practices to his role as Chairman of our Nominating and Corporate Governance Committee. As author of books on integrity and ethical decision-making in business, Mr. Cantrell offers unique insight into issues influencing our company culture and business practices.
Barbara B. Lang has served as a director of our company since 2015. Ms. Lang is Managing Principal & CEO of Lang Strategies, LLC, a business consulting firm, located in Washington, D.C. From 2002 to 2014, Ms. Lang served as president and CEO of the D.C. Chamber of Commerce. Prior to joining the Chamber, Ms. Lang was the Vice

President of Corporate Services and Chief Procurement Officer for Fannie Mae. She also had a long career with IBM where she served in several management positions in finance, administration and product forecasting. Ms. Lang has received numerous awards and accolades throughout her career, including being twice named one of Washingtonian Magazine’s 150 Most Powerful People in the Washington, D.C. region, Business Leader of the Year by the District of Columbia Building Industry Association and a Lifetime Legacy Award from Washington Business Journal. Ms. Lang also serves on the board of Cardinal Financial Corporation (NASDAQ: CFNL), the Metropolitan Washington Airports Authority, and Sibley Hospital Foundation.
Ms. Lang brings to the board a broad personal network of corporate and governmental contacts in one of the Company’s key operating markets. In addition, she has extensive senior management expertise with both private corporations and governmental agencies based on her years of experience leading the D.C. Chamber of Commerce and her management experience with Fannie Mae and IBM. In addition, Ms. Lang has broad business, financial, and governance expertise based on her experience as a business consultant, independent director with another public company, and executive of a nonprofit organization. This broad experience makes Ms. Lang highly qualified to serve on our Compensation and Nominating and Corporate Governance Committees.
Frank C. McDowell has served as a director of our company since 2008 and as Vice Chairman of the Board of Directors since 2010. From 1995 until his retirement in 2004, Mr. McDowell served as President, Chief Executive Officer and Director of BRE Properties, Inc., a self-administered equity REIT, which owns and operates income-producing properties, primarily apartments, in selected Western U.S. markets. From 1992 to 1995, Mr. McDowell was Chairman and CEO of Cardinal Realty, the nation’s fifteenth largest apartment management company and the nineteenth largest owner of multifamily housing at the time. Before joining Cardinal Realty, Mr. McDowell had served as a senior executive and head of real estate at First Interstate Bank of Texas and Allied Bancshares, where he had responsibility for regional management, real estate lending and problem asset workout. Additionally, Mr. McDowell served as a director of Eagle Hospitality Trust (NYSE: EHP) from 2006 to 2008 and was a licensed CPA in Texas from 1973 to 1993.
Mr. McDowell brings to the board extensive experience as a CEO of an approximate 500-employee, public company within the real estate sector as a result of serving as CEO of BRE Properties and as a result of his experience as head of real estate for First Interstate Bank of Texas and Allied Bancshares. He is very familiar with the public markets, including dealing with analysts and institutional investors as well as an in-depth working knowledge of various financial structures and the capital raising process. In addition he has expertise in strategic planning, establishing and managing compensation for senior real estate executives, and in other financial matters given his background as a CPA. These skills make him well suited to serve as Chairman of the Compensation Committee.
Raymond G. Milnes, Jr. has served as a director of our company since 2011. He retired as a partner from the accounting firm of KPMG LLP in 2011 where he had served as the National Sector Leader for the Building, Construction and Real Estate Practice for fourteen years. Mr. Milnes was employed by KPMG for 38 years and has extensive accounting, auditing, and advisory experience in all sectors of the real estate and construction industries, including real estate investment funds, real estate investment trusts, developers, operating properties, and syndicates of private and public real estate partnerships. Mr. Milnes has served as the lead audit partner or account executive for several of KPMG’s largest real estate and construction clients, including both domestic and global clients and has been a frequent speaker and panelist on current trends in the building, construction, and real estate industry and has contributed to numerous real estate industry publications. In addition to his national role with KPMG, Mr. Milnes also has been an associate member of the Board of Governors of NAREIT, has served on the Advisory Board of The Real Estate Center of DePaul University, and has been a member of The Real Estate Roundtable President’s Council. In addition, he is an Adjunct Faculty member in DePaul University’s School of Real Estate. He has a BS in Accounting from the University of Detroit and is a licensed CPA.
Mr. Milnes brings to the board real estate specific financial knowledge and experience including dealing with complex financial and accounting related issues based on his many years serving as a KPMG partner and his leadership roles within the KPMG organization. Additionally, he has an in-depth knowledge of the workings of the SEC and risk management expertise as well as contacts at other real estate firms. Finally, his financial expertise makes him well qualified to serve as Chairman of the Audit Committee and an audit committee financial expert.
Donald A. Miller, CFA, has served as the Chief Executive Officer, President, and a member of the board of directors of Piedmont Office Realty Trust since 2007. From 2003 to 2007, Mr. Miller was the head of real estate activities at Wells Real Estate Funds, Inc. In such capacity, he was responsible for directing all aspects of the acquisitions, asset management, dispositions, property management, and construction groups. From 2001 to 2003, Mr. Miller headed the U.S. equity real estate operations of Lend Lease, a leading international commercial real estate property group where he had worked since 1994. Prior to Lend Lease, Mr. Miller was responsible for regional acquisitions for Prentiss Properties Realty Advisors, a predecessor entity to Prentiss Properties Trust, a publicly traded REIT (which was acquired by Brandywine Realty

Trust in 2005). Earlier in his career, Mr. Miller worked in the pension investment management department of Delta Air Lines and was responsible for real estate and international equity investment programs. Mr. Miller is also a Chartered Financial Analyst. He received a B.A. from Furman University in Greenville, South Carolina. He currently sits on the board of directors of Pacolet Milliken Enterprises, a Greenville, South Carolina investment company specializing in real estate and energy. From 2012 to 2015, he served on the Board of Governors for NAREIT. He is currently a member of the Urban Land Institute (ULI), and the National Association of Industrial and Office Properties (NAIOP).
Through his experience serving as Chief Real Estate Officer for Wells Real Estate Funds, Inc. as well as his work at Lend Lease, Prentiss Properties, and managing real estate investments for Delta Air Lines, Mr. Miller brings to the board almost 30 years of experience in dealing with virtually all aspects of real estate acquisition, financing, management, leasing, disposition as well as both portfolio and asset management experience. He also has an extensive personal network of contacts throughout the real estate industry given his involvement in ULI, NAIOP and NAREIT. Mr. Miller is very knowledgeable about each of the individual geographic markets in which Piedmont currently owns or may own property. In addition, he has extensive financial expertise given his Chartered Financial Analyst designation and great insight into our strategies and operations as well as our corporate culture and values given his many years of service to Piedmont.
Jeffrey L. Swope has served as a director of our company since 2008. In 1991, Mr. Swope formed Champion Partners Ltd., a nationwide developer and investor of office, industrial and retail properties, where he has served as Managing Partner and Chief Executive Officer since 1991. In addition, during 2011, Mr. Swope co-founded Champion Private Equity, a private real estate capital and investment company. He also serves as a member of the University of Texas at Austin Business School Advisory Council.
As a nationwide developer of real estate property, Mr. Swope has handled the acquisition, financing, leasing and management of over 50 million square feet of real estate during his approximately 40 year career in the commercial real estate industry and thus brings extensive experience in virtually all aspects of real estate and a wealth of knowledge regarding the individual geographic markets in which Piedmont currently owns or may own property. His development expertise is also beneficial to Piedmont as we pursue various development and redevelopment strategies. His deep real estate and financing experience makes him well suited to serve as Chairman of the Capital Committee. He also has an extensive personal network of contacts throughout the real estate industry given his involvement in many industry groups such as ULI, NAIOP, and his involvement with the University of Texas.
Dale H. Taysom has served as a director of our company since 2015. Prior to his retirement in 2013, Mr. Taysom was Global Chief Operating Officer for Prudential Real Estate Investors (“PREI”). During his 36-year career with PREI, Mr. Taysom held various positions including Head of United States Transactions and Global Head of Transactions, among others, prior to completing his tenure as Global Chief Operating Officer (“COO”). Additionally, he was a member of PREI’s domestic and international investment committees and a member of the Global Management Committee. His responsibilities included asset management, acquisitions, sales, development, and portfolio management. He is currently a member of the ULI and a former member of both the National Multi-Housing Council and the National Association of Real Estate Investment Managers (“NAREIM”).
As a former COO of a large real estate company, Mr. Taysom brings many years of experience dealing with almost every facet of owning and operating commercial real estate including mortgage loan origination, asset management, acquisitions, sales, development and portfolio management. He is familiar with many of the markets in which our properties are located and has an extensive personal network of contacts throughout the real estate industry. In addition to his financial and budgetary responsibilities as COO of PREI, Mr. Taysom also participated with the management committee is formulating the strategic vision of the company including the review, approval, and responsibility for financial performance. This experience makes him well suited to serve as a member of Piedmont’s Audit Committee.

Your board of directors unanimously recommends a vote “FOR ALL” eight nominees listed for election as directors.

PROPOSAL II:
RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017
Engagement of Ernst & Young LLP

On February 20, 2017, the Audit Committee engaged Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2017. This proposal asks you to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although we are not required to obtain such ratification from our stockholders, the board of directors believes it is good practice to do so. Notwithstanding the ratification, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of Piedmont and our stockholders. In the event that the appointment of Ernst & Young LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.
A representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

Your board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017.

Pre-Approval Policies
The Audit Committee must pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services (including the fees and terms thereof), in order to ensure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by our independent registered public accounting firm has received “general” pre-approval, it will require “specific” pre-approval by the Audit Committee.
All requests or applications for services to be provided by our independent registered public accounting firm that do not require specific pre-approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by our independent registered public accounting firm.
Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both our independent registered public accounting firm and our chief financial officer, treasurer, or chief accounting officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on registered public accounting firm independence. The chairman of the Audit Committee has been delegated the authority to specifically pre-approve all services not covered by the general pre-approval guidelines, up to an amount not to exceed $75,000 per occurrence. Amounts requiring pre-approval in excess of $75,000 per occurrence require specific pre-approval by our Audit Committee prior to engagement of Ernst & Young LLP, our current independent registered public accounting firm. All amounts specifically pre-approved by the Chairman of the Audit Committee in accordance with this policy are to be disclosed to the full Audit Committee at the next regularly scheduled meeting.
Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee reviewed the audit and non-audit services performed by Ernst & Young LLP, as well as the fees charged by Ernst & Young LLP for such services. In its review of any non-audit service fees, the Audit Committee considers whether the provision of such services is compatible with maintaining the independence of Ernst & Young LLP. The aggregate fees billed to us for professional accounting services provided by Ernst & Young LLP, including the audits of our annual financial statements, for the years ended December 31, 2016 and 2015, respectively, are set forth in the table below.
	2016	2015
Audit Fees	$1,161,000	$1,037,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,161,000	$1,037,000
For purposes of the preceding table, the professional fees are classified as follows:
➢
Audit Fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures (including reviews of the purchase price allocation of acquisitions and dispositions) to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and services that generally only the independent registered public accounting firm reasonably can provide, such as services associated with filing registration statements, periodic reports, and other filings with the SEC.

➢
Audit-Related Fees — These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, non recurring agreed-upon procedures and other professional fees associated with transactional activity.

➢
Tax Fees — These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance filings, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax notices, audits and appeals before the Internal Revenue Service and similar state and local agencies.

➢
All Other Fees — These are fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.

For the year ended December 31, 2016, all services rendered by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the policies and procedures described above.

PROPOSAL III:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a “say on pay”, and provides you, as a stockholder, with the ability to cast a vote with respect to our 2016 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this proxy statement through the following resolution:
“RESOLVED, that the stockholders approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”
As discussed in “Executive Compensation —  Compensation Discussion and Analysis” below, the compensation paid to our named executive officers is designed to meet the following objectives:
➢
to attract and retain candidates capable of performing at the highest levels of our industry;

➢
to create and maintain a performance-focused culture, by rewarding outstanding company and individual performance based upon objective predetermined metrics;

➢
to reflect the qualifications, skills, experience and responsibilities of each named executive officer;

➢
to link incentive compensation levels with the creation of stockholder value;

➢
to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

➢
to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Although the vote is non-binding, the Compensation Committee will review the voting results and consider the outcome in making decisions about future compensation arrangements for our named executive officers.
As required by the Dodd-Frank Act, this vote does not overrule any decisions by the board of directors, will not create or imply any change to or any additional fiduciary duties of the board of directors and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.

Your board of directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL IV:
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
In accordance with the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote on the frequency of future stockholders advisory votes on the compensation of our named executive officers, or “say on pay”, such as Proposal III in this Proxy Statement. By voting on this Proposal IV, stockholders may recommend whether future advisory votes on executive compensation should be conducted “annually,” “every two years” or “every three years.”
The board of directors recommends that future advisory votes on executive compensation should be held annually. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters (including the Company’s practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices. We have held advisory votes on the compensation of our named executive officers annually since our 2011 annual meeting.
While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the board of directors recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.
Although the vote is non-binding, the board of directors and the Compensation and Nominating Committee will review the voting results in making a decision as to the policy to be adopted by the board of directors on the frequency of future advisory votes on executive compensation.
As required by the Dodd-Frank Act, this vote does not overrule any decisions by the board of directors, will not create or imply any change to or any additional fiduciary duties of the board of directors and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.

Your board of directors unanimously recommends a vote for an advisory vote on executive compensation “ANNUALLY”.

PROPOSAL V:
Approval of the Piedmont Office Realty Trust, Inc. Amended and Restated 2007 Omnibus Incentive Plan
General

We maintain the Piedmont Office Realty Trust, Inc. 2007 Omnibus Incentive Plan (the “2007 Omnibus Incentive Plan”), which was approved by our stockholders on April 11, 2007 and became effective on April 16, 2007. Management has determined that it is in our best interest to amend and restate the 2007 Omnibus Incentive Plan as the “Piedmont Office Realty Trust, Inc. Amended and Restated 2007 Omnibus Incentive Plan” (the 2007 Omnibus Incentive Plan, as amended and restated, the “A&R Incentive Plan”) to (i) increase the number of shares of common stock available for issuance from 4,666,667 to 5,666,667, (ii) extend the expiration date for ten years following the expiration of our existing 2007 Omnibus Incentive Plan, and (iii) make certain other amendments to the 2007 Omnibus Incentive Plan.
The Board believes the increase in the number of shares of our common stock reserved and available for awards, as well as the extension of the A&R Incentive Plan’s expiration date and the other amendments reflected in the A&R Incentive Plan, which are summarized below, are in the best interest of the Company and our stockholders.
To ensure an adequate supply of shares for future awards, the Board has approved, and recommends that stockholders approve, the A&R Incentive Plan. The Plan will authorize the issuance of up to 1,000,000 additional shares of our common stock pursuant to incentive awards, in addition to the approximately 2.1 million shares currently remaining from the 4,666,667 shares reserved under the 2007 Omnibus Incentive Plan that have not been awarded or that have been returned to the 2007 Omnibus Incentive Plan. In determining the number of additional shares of common stock requested for availability under the A&R Incentive Plan, we considered the approximately 2.1 million shares of our common stock currently available for issuance, our historic and anticipated award grant practices, and the estimated number of shares needed for awards over the next four to five years. The Company believes that the additional shares authorized under the A&R Incentive Plan will provide it with a sufficient number of shares of common stock to ensure that equity-based long-term incentive awards remain a meaningful component of the overall compensation of our employees, officers and non-employee directors.
Effect of Proposal

Approval of the A&R Incentive Plan as requested by this Proposal V will (1) increase the number of shares available for issuance from 4,666,667 to 5,666,667, (2) extend the expiration date for ten years following the expiration of our existing 2007 Omnibus Incentive Plan, and (3) make certain other amendments to the 2007 Omnibus Incentive Plan as described below. Approval of the A&R Incentive Plan by our stockholders will also qualify the material terms of the performance goals under the A&R Incentive Plan as stockholder-approved performance goals for purposes of Section 162(m) of the Code.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PIEDMONT OFFICE REALTY TRUST, INC. AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN

Summary of Changes to the A&R Incentive Plan

In addition to authorizing the issuance of up to 1,000,000 additional shares of our common stock pursuant to incentive awards and extending the life of the A&R Incentive Plan for ten years, the A&R Incentive Plan makes several changes which we believe are beneficial to stockholders, including:
•
Requiring that dividends payable with respect to awards not be paid prior to the date the underlying award vests;

•
Prohibiting the cash buyout of underwater options;

•
Clarifying that various liberal share counting methodologies are prohibited; and

•
Limiting the annual awards that may be granted to non-employee directors.

Summary of the A&R Incentive Plan

We propose that the A&R Incentive Plan be adopted. A copy of the A&R Incentive Plan is attached hereto as Appendix A. This summary of the provisions of the A&R Incentive Plan is qualified in its entirety by reference to the full text of the A&R Incentive Plan. To the extent that there is a conflict between this summary and the A&R Incentive Plan, the A&R Incentive Plan will govern. Capitalized terms used but not defined herein will have the meanings ascribed to them in the A&R Incentive Plan. The adoption of the A&R Incentive Plan is subject to stockholder approval.
Background and Purpose

The A&R Incentive Plan modifies our existing 2007 Omnibus Incentive Plan, which was approved by our stockholders on April 11, 2007 and became effective on April 16, 2007. In January 2010, in connection with a 3 to 1 reverse stock split, the number of shares authorized for issuance under the 2007 Omnibus Incentive Plan was reduced from 14,000,000 to 4,666,667. On March 20, 2017, our Board approved the A&R Incentive Plan, subject to approval by our stockholders, to (1) increase the number of shares of common stock available for issuance from 4,666,667 to 5,666,667, (2) extend the expiration date for ten years following the expiration of our existing 2007 Omnibus Incentive Plan, and (3) make certain other amendments to the 2007 Omnibus Incentive Plan.
The A&R Incentive Plan was established by the Board, which consulted with its legal advisors and an employment compensation consultant to survey and study the market compensation ranges of our competitors. The purpose of the A&R Incentive Plan is to provide us with the flexibility to offer performance-based compensation, including stock-based and incentive cash awards as part of an overall compensation package to attract and retain qualified personnel.
Certain officers, key employees, non-employee directors, or consultants of ours and our subsidiaries would be eligible to be granted cash awards, stock options, stock appreciation rights, restricted stock, deferred stock awards, other stock-based awards, dividend equivalent rights, and performance-based awards under the A&R Incentive Plan. We anticipate that providing such persons with interests and awards of this nature will result in a closer identification of their interests with our own interests and those of our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.
In addition, we have entered certain employment agreements with our senior management which may provide, among other things, for incentive compensation awards and performance bonuses that will be paid pursuant to the A&R Incentive Plan. If the A&R Incentive Plan is not approved by our stockholders, it could materially adversely affect us because we could be deprived of the services of our senior management and the ability to provide the incentives necessary to attract qualified replacements and other personnel.
Administration

The A&R Incentive Plan will be administered by the Compensation Committee of our Board. The Compensation Committee will have the power and authority to administer and interpret the A&R Incentive Plan, including the power and authority: (1) to authorize the granting of awards; (2) to determine the eligibility of officers, key employees, directors, or consultants of ours to receive an award; (3) to determine the number of shares of common stock to be covered by each stock-based award (subject to the individual participant limitations provided in the A&R Incentive Plan); (4) to determine the terms, conditions and restrictions of each award, including setting applicable performance criteria (which may not be inconsistent with the terms of the A&R Incentive Plan); (5) to accelerate the exercisability or vesting of the awards; (6) to extend the time period for exercising stock options; (7) to correct any defect, omission or inconsistency in the A&R Incentive Plan or in any award agreement, in a manner and to the extent it shall deem necessary or expedient to make the A&R Incentive Plan fully effective; (8) to waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service; and (9) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the A&R Incentive Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The A&R Incentive Plan will be administered by a compensation or other committee consisting of at least two individuals, each of whom shall be a “nonemployee director” as defined under Rule 16b3 under the Exchange Act, and will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code, or, if no committee is designated by our Board to act for these purposes, our Board. References below to our Compensation Committee include a reference to our Board for those periods in which our Board is administering the A&R Incentive Plan. In addition, the Compensation Committee may, in its discretion, delegate to our Chief Executive Officer, or his or her delegate, all or part of the Committee’s authority and duties with respect to awards (where relief from the limitations of Section 162(m) of the Code is not sought). The A&R Incentive Plan also has certain limitations of liability for Compensation Committee and Board members as long as such members are not acting in bad faith or committing fraud.
Eligibility and Types of Awards

Certain of our officers, key employees, non-employee directors and consultants are eligible to be granted cash awards, stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalent rights and other stock-based awards and performance based awards under the A&R Incentive Plan. Eligibility for awards under the A&R Incentive Plan will be determined by the Compensation Committee. No new award may be granted under the A&R Incentive Plan after the 10th anniversary of the effective date of such plan.
Available Shares

Subject to adjustment upon certain corporate transactions or events, the total number of shares of our common stock subject to awards of stock options, shares of restricted stock, deferred stock awards, other stock-based awards and dividend equivalent rights under the A&R Incentive Plan may not exceed 5,666,667. For sake of clarity, the shares of common stock available for issuance under the A&R Incentive Plan shall be reduced by approximately 2.7 million shares of common stock issuable pursuant to awards previously granted under the 2007 Omnibus Incentive Plan. In determining the number of shares of common stock available for grant under the A&R Incentive Plan at any time: (1) any shares of stock subject to an Award granted under the A&R Incentive Plan or the 2007 Omnibus Incentive Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of common stock (or with the forfeiture of common stock in connection with a Restricted Stock Award), is settled in cash in lieu of common stock, or is exchanged with the Compensation Committee’s permission, prior to the issuance of common stock for an Award not involving common stock, shall become available again for grant under the A&R Incentive Plan; (2) any shares of common stock that are withheld by the Company or tendered (by either actual delivery or attestation) to pay the exercise price of a Stock Option or to satisfy tax withholding obligations associated with an Award, shall not become available again for grant under the A&R Incentive Plan; (3) any shares of Stock that were subject to a stock-settled Stock Appreciation Right under the Plan that were not issued upon the exercise of such Stock Appreciation Right shall not become available again for grant under the A&R Incentive Plan; (4) any shares of common stock that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option shall not become available again for grant under the A&R Incentive Plan; (5) any shares of Stock subject to “substitute awards” pursuant to Section 3(e) of the A&R Incentive Plan shall not be counted against the number of shares of common stock available for grant under the A&R Incentive Plan, nor shall they reduce the shares of common stock authorized for grant to any person in any calendar year.
Subject to potential adjustments upon the occurrence of certain corporate transactions or events, award grants will be subject to the following limitations: (1) the maximum number of shares of common stock subject to stock options or stock appreciation rights that can be awarded under the A&R Incentive Plan to any person eligible for an award is 3,500,000 per calendar year; (2) the maximum number of shares of common stock that can be awarded in an award under the A&R Incentive Plan, other than pursuant to stock options or stock appreciation rights, to any person eligible for an award is reduced to 500,000 per calendar year; and (3) the maximum value that any grantee may receive with respect to any fiscal year included in the applicable performance period is $10 million. To conform to industry best practices, the board has established compensation caps so that the maximum aggregate fair value of awards granted to any non-employee director during any calendar year shall not exceed $250,000; provided that this annual award limit shall not apply to awards granted in lieu of all or any portion of such non-employee director’s cash-based director fees.
Awards Under the A&R Incentive Plan

Stock Options. The terms of specific options, including whether options will constitute “incentive stock options” for purposes of Section 422(b) of the Code, will be determined by the Compensation Committee. The exercise price of an option will be determined by the Compensation Committee and reflected in the applicable award agreement. Incentive stock options will only be granted to our key employees or a “subsidiary corporation” within the meaning of Section 424(f) of the Code. The exercise price with respect to incentive stock options may not be less than 100% (or 110% in the case of an incentive stock option granted to a 10% stockholder) of the fair market value of our shares of common stock on the date of grant. Each stock option will be exercisable after the period or periods specified in the award agreement, which will not exceed 10 years from the date of grant (or 5 years from the date of grant in the case of an incentive stock option granted to a 10% stockholder). Options will be exercisable at such times and subject to such terms as determined by the Compensation Committee. If the aggregate fair market value of all shares of common stock subject to a grantee’s “incentive stock option” which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonqualified options.
Stock Appreciation Rights. Subject to the requirements of the A&R Incentive Plan, the Compensation Committee may grant stock appreciation rights in tandem with a stock option or alone and unrelated to a stock option. Stock appreciation rights may be exercised by the delivery to us of a written notice of exercise. The exercise of a stock appreciation right will entitle the grantee to receive shares of common stock having a value equal to the fair market value of a share of common stock on the date of exercise over the exercise price of the stock appreciation right. The exercise price of a stock appreciation right will be no less than the fair market value of the common stock on the date of grant. In its sole discretion, the Compensation Committee may settle the stock appreciation rights in a combination of shares of common stock and cash, or exclusively with cash.
Restricted Stock. A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive cash dividends on the restricted stock. Although dividends are paid on all restricted stock, whether or not vested, at the same rate and on the same date as our shares of common stock, such dividends will be held by us and not distributed to participants until the applicable restrictions lapse. Holders of restricted stock are prohibited from selling such shares with certain limited exceptions as provided under the A&R Incentive Plan.
Deferred Stock Awards. A deferred stock award is an award of phantom stock units subject to restrictions and conditions as the Compensation Committee may determine at the time of the grant. The granting of deferred stock will be contingent on the execution of a deferred stock agreement by the grantee. The terms of such agreements will be determined by the Compensation Committee and may differ among awards and grantees. A phantom stock unit represents a right to receive the fair market value of a share of our common stock or, if provided by the Compensation Committee, the right to receive a share of our common stock. Phantom stock units will be settled with a single-sum distribution; however, the Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom stock units, installments over a period not to exceed 10 years. Unless otherwise provided in the applicable award agreement, or pursuant to a permissible election, the settlement date with respect to a phantom stock unit generally is the first day of the month to follow the date on which the phantom stock unit vests. During the deferral period, a grantee shall have no rights as a stockholder; however, the grantee may be granted dividend equivalent rights (as described below).
Other Stock-Based Awards. Our A&R Incentive Plan authorizes the granting of other awards based upon (1) the shares of common stock (including the grant of securities convertible into shares of common stock and stock appreciation rights), and subject to terms and conditions established at the time of grant, (2) equity interests in one of our subsidiaries, (3) awards valued by reference to book value, fair value or performance parameters relative to us or any subsidiary or group of subsidiaries, and (4) any class of profits interest or limited liability company interest created or issued that qualifies as a “profits interest” within the meaning of IRS Revenue Procedure 93-27. Our compensation committee will determine the specific terms of such awards and the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the other awards will be forfeited. The Compensation Committee may also award dividend equivalent rights under these awards.
Dividend Equivalent Rights. A dividend equivalent right is an award entitling the grantee credits based on the amount of cash dividends declared on shares of common stock specified in the dividend equivalent right (or other award to which it relates) in the same manner as if such shares had been issued to and held by the grantee. The Compensation Committee may provide that amounts payable with respect to dividend equivalents will be converted into cash or additional shares of common stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.
Performance Goals

Our Compensation Committee may, in its discretion, in the case of awards intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code or otherwise, establish one or more performance goals as a precondition to the issuance or vesting of awards, and provide, in connection with the establishment of the performance goals, for predetermined awards to those participants with respect to whom the applicable performance goals are satisfied. The performance goals will be based upon one or more of the following criteria, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and any of which may be measured on an aggregate or per share basis: earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period; net income either before or after interest, taxes, depreciation and/or amortization; changes (or the absence of changes) in the per share or aggregate market price of our common stock; economic value-added; FFO or similar measure; sales or revenues; acquisitions or strategic transactions; operating income; cash flow; return on capital, assets, equity or investment; total return to stockholders; various “non-GAAP” financial measures customarily used in evaluating the performance of REITs; return on sales; gross or net profit levels; productivity; expense levels or management; margins; operating efficiency; customer tenant satisfaction; working capital; earnings per share of stock; revenue or earnings growth; number of securities sold; our ranking against selected peer groups; same store performance from period to period; leasing or occupancy rates; objectively determinable capital deployment; objectively determinable expense management; sales or market shares; number of customers; and establishment of a trading market for our stock. Performance goals are to be established no later than 90 days after the beginning of any applicable performance cycle or at such other date as may be required or permitted for performance-based compensation under Section 162(m) of the Code. In the discretion of the Compensation Committee, settlement of performance awards shall be in cash, common stock, stock options, stock appreciation rights, deferred stock awards, restricted stock awards, other stock-based awards, dividend equivalent rights, or property. Subject to potential adjustments upon the occurrence of certain corporate transactions or events, the maximum value that any grantee may receive with respect to any fiscal year included in the applicable performance period shall be $10 million.
Adjustments in General; Certain Change-in-Control Provisions

In the event of certain corporate reorganizations or other events, the Compensation Committee will generally make certain adjustments in its discretion to the manner in which the A&R Incentive Plan operates (including, for example, to the number of shares available under the Plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of Plan participants.
Adjustment upon Changes in Capitalization. In the event of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or similar change in the shares of our common stock or our other securities, as determined by the Compensation Committee, pursuant to which outstanding shares of common stock are increased, decreased or exchanged for a different kind or number of securities, the Compensation Committee shall make an appropriate or proportionate adjustment in (1) the maximum number of shares reserved for issuance under the A&R Incentive Plan, (2) the maximum number of stock options or stock appreciation rights that can be granted to any one individual grantee and the maximum number of shares that can be granted under a performance based award, (3) the number and kind of shares or other securities subject to any then outstanding awards under the A&R Incentive Plan, (4) the repurchase price, if any, per share subject to each outstanding restricted stock award, and (5) the price for each share subject to any then outstanding stock options and stock appreciation rights under the A&R Incentive Plan, without changing the aggregate exercise price as to which such stock options and stock appreciation rights remain exercisable. Our Compensation Committee may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration extraordinary dividends, acquisitions or dispositions of stock or property or any other similar corporate event to the extent necessary to avoid a material distortion in the value of the awards.
Change in Control or Merger. In the event of certain mergers, consolidations, the sale of substantially all of our assets, our reorganization or a liquidation, or change of control as defined in the A&R Incentive Plan, the Compensation Committee may, in lieu of making the adjustments described above, provide that all outstanding awards shall terminate as of consummation of such event, and (1) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding awards to a date that is at least ten days but no earlier than 60 days prior to such date, and/or (2) provide that holders of awards will receive a payment in respect of cancellation of their awards based on the amount of the per share consideration being paid for our common stock in connection with such event, subject to various restrictions and other determinations of value.
Amendment and Termination

Our Board may at any time amend or terminate the A&R Incentive Plan; however, we must obtain stockholder approval of any amendment to the A&R Incentive Plan (other than amendments that curtail the scope of the plan) that would materially amend the A&R Incentive Plan, including any amendment that would:

•
increase the maximum number of shares of common stock that may be issued under the A&R Incentive Plan;

•
expand the types of awards available under, materially expand the eligibility to participate in, or materially extend the term of the A&R Incentive Plan; or

•
materially change the method of determining the fair market value of shares on the date of grant of an option or stock appreciation right.

The Compensation Committee may at any time amend or cancel any previously granted award under the A&R Incentive Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action may adversely affect in any material way the rights under an previously granted award without the consent of the grantee. Notwithstanding the above, any amendment to an award or other action by the Compensation Committee that (i) decreases the exercise price or other similar price applicable thereto, (ii) cancels an award at a time when its exercise price or other similar price exceeds the fair market value of the underlying stock in exchange for another award or any cash payment or (iii) constitutes the repricing of the exercise price or base value of an option, stock appreciation right, or any other award granted under the A&R Incentive Plan, will be subject to the approval of our stockholders unless undertaken in connection with a merger or other transaction as set forth in Section 3(c) or Section 3(d) of the A&R Incentive Plan. If adopted by our stockholders, the A&R Incentive Plan shall terminate ten years after the effective date of the plan. Any awards outstanding under the A&R Incentive Plan at the time of its termination shall remain outstanding until they expire by their terms.
Certain U.S. Federal Income Tax Consequences

The following discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal income tax penalties, and was written to support the “promotion or marketing” (within the meaning of Internal Revenue Service Circular 230) of the Plan.
Non-Qualified Stock Options. No income will be recognized by an option holder at the time a non-qualified stock option is granted. At the time a non-qualified stock option is exercised, however, ordinary income will generally be recognized by an option holder in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price of the option. We will generally be entitled to a deduction for U.S. federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than pursuant to a cash payment of the exercise price, various special tax rules may apply.
Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive this tax treatment, however, shares acquired upon the exercise of an incentive stock option, must not be disposed of within two years after the incentive stock option is granted nor within one year after the transfer of the shares to the option holder pursuant to his or her exercise of the option. In addition, the option holder must be an employee of us or a qualified subsidiary at all times between the date of grant and the date which is three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.) Incentive stock option treatment under the Code generally allows the sale of our shares of common stock received upon the exercise of an incentive stock option to result in any gain being treated as a capital gain to the option holder, and we will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.
If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) We would generally then be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess realized upon such a disposition over the fair market value at the date of exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than pursuant to a cash payment of the exercise price, various special tax rules may apply.
Restricted Stock. Unless a holder of restricted stock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of a grant of restricted stock until the restricted stock is either no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Dividends paid on unvested shares, if retained by the grantee, will generally be treated as compensation income for U.S. federal income tax purposes (unless an 83(b) election has been made, as discussed below). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and we will be entitled to a deduction, equal to (1) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) not transferable, minus (2) the amount, if any, paid for the restricted stock. If an 83(b) election is made, there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment. In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the stock.
Dividend Equivalents. There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.
SARS. No income will be recognized at the time an SAR is granted. At the time an SAR is exercised, however, the holder will recognize ordinary income equal to the amount of cash and the fair market value of any shares received as a result of the exercise (less the amount paid for such shares, if any). If the SAR was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon exercise of the SAR.
Deferred Stock Awards. No income will be recognized at the time a Deferred Stock Award is granted. A participant who receives a Deferred Stock Award will recognize ordinary income equal to the amount of cash and the fair market value of any shares received upon settlement (generally, the vesting date). If the Deferred Stock Award was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes.
Section 409A. Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. While certain Awards under the Plan could be subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A, where applicable.
Other Tax Consequences. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. The A&R Incentive Plan includes provisions that may permit certain types of awards to qualify for exceptions to the compensation deduction limit.
The foregoing is only a summary of the effect of federal income taxation on the grantee and us with respect to the grant and exercise of awards made under the A&R Incentive Plan, does not purport to be complete, and does not discuss the tax consequences of the grantee’s death or the income tax laws of any municipality, state or foreign country in which a grantee may reside.

Plan Benefits

Benefits, if any, payable under the A&R Incentive Plan for 2017 and future years are dependent on the actions of the Compensation Committee and are therefore not determinable at this time. Our executive officers are eligible to receive awards under the Plan and, accordingly, our executive officers have an interest in this Proposal. In 2016, the following grants were made under the 2007 Omnibus Incentive Plan to the persons and groups listed below:
Name and Position	Stock Awards(1)
	Number of Shares	Dollar Value ($)
Donald A. Miller, CFA, Chief Executive Officer and President	135,140	2,885,893
Robert E. Bowers Executive Vice President and Chief Financial Officer	48,650	1,038,914
Raymond L. Owens Executive Vice President and Chief Investment Officer	18,920	404,034
Carroll A. Reddic, IV Executive Vice President—Real Estate Operations	18,920	404,034
Robert K. Wiberg Executive Vice President—Mid-Atlantic Region and Head of Development	18,920	404,034
All Executive Officer, as a group (10 persons)(2)	296,047	6,321,516
All Non-Employee Directors, as a Group	31,368	624,537
All Non-Executive Officer Employees, as a Group	139,585	2,811,939

(1)
In accordance with SEC rules, the stock awards presented in this table include the annual deferred stock grant and the estimated aggregate grant date fair value of the Performance Share Component of our 2016 LTIC program at target levels, even though there is no guarantee that any amounts will ultimately be earned by and paid to the executive. See “2016 Realized Pay Table” and “Stock Vested for 2016” tables for the the value of actual stock awards which vested during the year ended December 31, 2016.

(2)
Includes all persons who served as executive officers during 2016.

No Appraisal Rights in Connection with the Approval of the A&R Incentive Plan

Under Maryland law, stockholders will not have appraisal rights in connection with the proposal to adopt the A&R Incentive Plan.
Vote Required

Approval of the A&R Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast thereon to pass. Abstentions and broker non-votes will not have an effect on the vote, but they will count toward the establishment of a quorum.
Our Board has determined it to be advisable and in the best interests of us and our stockholders to approve the A&R Incentive Plan. Our Board unanimously approved the form of the A&R Incentive Plan and recommends that you vote FOR the approval of the A&R Incentive Plan.
Consequences of Failure to Approve the A&R Incentive Plan

If the A&R Incentive Plan is not approved by our stockholders, it could materially adversely affect us because we could be deprived of the services of our senior management and the ability to provide the incentives necessary to attract qualified replacements and other personnel.

CERTAIN INFORMATION ABOUT MANAGEMENT
Executive Officers

Name	Age	Position(s)
Donald A. Miller, CFA	54	Chief Executive Officer, President and Director
Robert E. Bowers	60	Executive Vice President and Chief Financial Officer
Laura P. Moon	46	Senior Vice President and Chief Accounting Officer
Raymond L. Owens	58	Executive Vice President and co-Chief Investment Officer*
Joseph H. Pangburn	56	Executive Vice President — Southwest Region
Thomas R. Prescott	59	Executive Vice President — Midwest Region
Carroll A. Reddic, IV	51	Executive Vice President — Real Estate Operations, Assistant Secretary
C. Brent Smith	41	Executive Vice President — Northeast Region and co-Chief Investment Officer*
George M. Wells	54	Executive Vice President — Southeast Region
Robert K. Wiberg	61	Executive Vice President — Mid-Atlantic Region and Head of Development
*
Mr. Owens has announced his retirement, effective June 30, 2017 at which time Mr. Smith will become Chief Investment Officer.

The following is detailed information about each of our executive officers other than Mr. Miller whose biographical information is included under “Proposal I: Election of Directors” above.
Robert E. Bowers has served as our Chief Financial Officer since 2007. A veteran of the public financial services industry, including having served as Chief Financial Officer for three other public companies, Mr. Bowers’ experience includes investor relations, debt and capital offerings, mergers and acquisitions, asset allocation, financial management and strategic planning. Mr. Bowers is also responsible for management of our information technology, risk management and human resource functions. From 2004 until 2007, he served as Chief Financial Officer and Vice President of Wells Real Estate Funds, Inc. and was a Senior Vice President of Wells Capital. Mr. Bowers was Chief Financial Officer and Director of NetBank, Inc. (formerly NASDAQ: NTBK) from 1997 to 2002. From 1984 to 1996, Mr. Bowers was Chief Financial Officer and Director of Stockholder Systems, Inc. (formerly NASDAQ: SSIAA), an Atlanta, Georgia-based financial applications company and its successor, CheckFree Corporation (formerly NASDAQ:CKFR). Mr. Bowers has provided strategic financial counsel to a range of organizations, including venture capital funds, public corporations and businesses considering listing on a national securities exchange. Mr. Bowers is a member of NAREIT and a CPA who began his career in 1978 with Arthur Andersen & Company in Atlanta.
Laura P. Moon has served as our Senior Vice President and Chief Accounting Officer since 2007. She has over twenty five years of experience with accounting and reporting for public companies and at Piedmont she is responsible for all general ledger accounting, SEC and tax reporting functions. Prior to joining us, Ms. Moon had been Vice President and Chief Accounting Officer at Wells
Real Estate Funds, Inc. since 2005 where she had responsibility for all general ledger accounting, financial and tax reporting, and internal audit supervision for 19 public registrants as well as several private real estate partnerships. From 2003 to 2005, Ms. Moon served as Senior Director of Financial Planning and Analysis for ChoicePoint, Inc. (formerly NYSE: CPS) (since February 2008, a wholly-owned subsidiary of Reed Elsevier) and from 1999 to 2003 was Chief Accounting Officer for NetBank, Inc. (formerly NASDAQ: NTBK). Ms. Moon is a CPA and began her career in 1991 with Deloitte & Touche LLP.
Raymond L. Owens has served as our Executive Vice President and Chief Investment Officer (“CIO”) since March of 2016 after serving as our Executive Vice President — Capital Markets since 2007. Mr. Owens has announced that he intends to retire from Piedmont effective June 30, 2017, and as such, he currently shares joint CIO responsibility with C. Brent Smith (see biographical information below) for all acquisition, disposition and financing activities of our company. Prior to joining us, Mr. Owens spent five years as a Managing Director — Capital Markets for Wells Real Estate Funds, Inc. where he oversaw its western regional acquisition team and its real estate finance team. Prior to joining Wells Real Estate Funds, Inc., Mr. Owens served as Senior Vice President for PM Realty Group from 1997 to 2002, overseeing all management operations in Atlanta, Washington, D.C., Chicago, and New York. Before joining PM Realty Group, Mr. Owens served as Vice President at General Electric Asset Management, where he managed and negotiated dispositions as well as third-party, nonrecourse financing for real estate assets. Mr. Owens is a member of NAREIM, NAIOP, and ULI.
Joseph H. Pangburn has served as our Executive Vice President — Southwest Region since 2014. In this capacity, he is responsible for overseeing Piedmont’s Southwest Region operations, comprised of approximately 2.5 million square feet principally located in Texas, including all development, leasing, asset management and transactional activity. A native of Dallas, Mr. Pangburn has approximately 30 years of real estate experience, including acquisitions, asset management, development, real estate loan restructuring, and workouts, most notably in the office and industrial sectors. Prior to his promotion to his current position in 2014, Mr. Pangburn had been responsible for the leasing and asset management activities for the Company’s Western Region portfolio since 2007. From 2001 to 2007, Mr. Pangburn was Director of Acquisitions at Wells Real Estate Funds, Inc. and his career also includes tenures at Lend Lease Real Estate Investments, Inc. and Prentiss Properties Limited, Inc. Throughout his career, his activities and experience have been concentrated on properties located in the western United States, and specifically in Texas. Mr. Pangburn is a member of the Office Development Council of ULI.
Thomas R. Prescott has served as our Executive Vice President for the Midwest Region since 2014 and is responsible for all leasing, asset management, acquisitions, dispositions and development projects for Piedmont’s Midwest Region, which is comprised of approximately 3.7 million square feet located primarily in metropolitan Chicago and Minneapolis. From 2009 to 2014, Mr. Prescott served as President of Metropolis Investment Holdings Inc., a Chicago-based investor and owner of Class A office properties, where he was responsible for overseeing the leasing, management and overall performance of the firm’s 6 million square foot portfolio. Mr. Prescott has had a distinguished career focused on the acquisition, leasing, development, and management of office, industrial and mixed-use properties throughout the United States and Canada, including tenures at Forest City Enterprises and Higgins Development Partners (formerly Walsh, Higgins & Company). Earlier in his career, he also served as Senior Vice President of The Shaw Company where he oversaw the firm’s brokerage and management operations and developed multiple office buildings, hotels, a research park and a 700-unit retirement community. Mr. Prescott is a recognized real estate industry leader and a member of NAIOP and ULI.
Carroll A. (“Bo”) Reddic, IV has served as our Executive Vice President for Real Estate Operations since 2007. His responsibilities include leading our company’s asset and property management divisions. Additionally, he provides oversight to our company’s construction management team with regard to tenant build outs and oversight to our tenant relationship function. From 2005 to 2007, Mr. Reddic was a Managing Director in the Asset Management Department at Wells Real Estate Funds, Inc.,
where he was responsible for supervising the firm’s asset management function in its Midwest and South regions. Prior to joining Wells Real Estate Funds, Inc., Mr. Reddic was an Executive Director with Morgan Stanley (including the predecessor companies of The Yarmouth Group and Lend Lease Real Estate Investments) from 1990 to 2004, where he served as portfolio manager for domestic commingled investment funds and international separate account portfolios. Mr. Reddic is a member of NAIOP, ULI, Building Office Managers Association, and CoreNet Global. Additionally, Mr. Reddic is Vice Chairman of the board for the Georgia BOMA Foundation; and an executive committee member of the board for the Office Technology and Operations Consortium.
C. Brent Smith serves as co-CIO as well as Executive Vice President of our Northeast Region. He currently shares joint responsibility with Raymond L. Owens (see biographical information above) for all acquisition, disposition and financing activities of our company, and will succeed Mr. Owens as CIO, effective June 30, 2017. In addition, he is also responsible for all leasing, asset management, acquisitions, dispositions and development activity for the Company’s approximately 3.6 million square foot New York/New Jersey and Boston area portfolios. Prior to joining Piedmont in 2012, Mr. Smith served as an Executive Director with Morgan Stanley in the Real Estate Investment Banking division advising a wide range of public and private real estate clients in both New York and Singapore on over $100 billion of transactions and financings. He brings over ten years of corporate- and property-level real estate acquisitions experience in both North America and Asia. Prior to receiving his MBA with a concentration in Real Estate Finance from Columbia Business School, Mr. Smith worked in the Strategy and Business Architecture group at Accenture.
George M. Wells serves as Executive Vice President of our Southeastern Region. As such, he oversees all acquisition and development opportunities, as well as leasing and property management activity for eighteen Class A office buildings totaling approximately 4.8 million square feet primarily located in Atlanta and Orlando. Mr. Wells has over 30 years of commercial real estate experience including approximately thirteen years of service in various asset management roles across Piedmont’s portfolio and with its former advisor, Wells Real Estate Funds, Inc. Prior to joining Wells Real Estate Funds, Inc., Mr. Wells experience included tenures with Lend Lease Real Estate Investments and Equitable Real Estate as a senior asset manager. Mr. Wells is a member of NAIOP.
Robert K. Wiberg serves as Executive Vice President for the Mid-Atlantic Region and Head of Development. Mr. Wiberg is responsible for all leasing, property management, asset management, acquisitions and dispositions in the Mid-Atlantic Region, as well as all development projects nationwide. Piedmont’s Mid-Atlantic Region is comprised of over 3 million square feet of office space located primarily in the metropolitan Washington, D.C. area. Prior to his employment with Piedmont in 2012, Mr. Wiberg was employed by Brandywine Realty Trust as EVP for their Metro Washington, D.C. region and also oversaw their California markets for a portion of that time. From 1997 to 2006, he was EVP for the Mid-Atlantic region for Prentiss Properties. Mr. Wiberg has had an extensive career focused on office leasing and development, including tenures at Cadillac Fairview and Coldwell Banker (now CBRE), garnering expertise in the Los Angeles, CA; Dallas,
TX; and Atlanta, GA markets, among others. As a recognized industry leader, he has served on the board of directors of the Northern Virginia Chapter of NAIOP and currently serves on the board of the Arlington Partnership for Affordable Housing. Mr. Wiberg earned his B.A. from Cornell University, an MBA from the University of California at Berkeley, and a Master of City and Regional Planning degree from Harvard University.
There are no family relationships among our directors or executive officers. Officers are elected annually by our board of directors. The board of directors retains the power to remove any officer at any time.

INFORMATION REGARDING THE BOARD OF
DIRECTORS AND COMMITTEES
Leadership Structure

Our current nine member board of directors is comprised of eight independent members and our Chief Executive Officer. Each of our board members is subject to re-election on an annual basis. We do not divide our directors into classes or stagger terms. Our current Chairman of the Board, Michael R. Buchanan, is approaching his 15-year term limit and as such, will retire from our Board at the 2017 Annual Meeting, at which point the size of the Board will be reduced to eight members. The Chairman is elected by the board of directors on an annual basis and presides at regularly scheduled executive sessions of the independent directors. The board currently has no formal policy with respect to the separation of the positions of Chairman of the Board and Chief Executive Officer; however, the board believes that the separation of the positions is in our best interests as it provides leadership for the independent board and the benefit of additional support, experience and oversight for the management team.
Board Committees

Our board of directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Capital Committee. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee complies with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time. All members of the committees described below are independent as such term is defined in the NYSE’s listing standards and as affirmatively determined by our board of directors.
Board Committee	Chairman	Members
Audit Committee	Raymond G. Milnes, Jr.*	Kelly H. Barrett* Michael R. Buchanan Dale H. Taysom
Compensation Committee	Frank C. McDowell	Wesley E. Cantrell Barbara B. Lang Jeffrey L. Swope
Nominating & Corporate Governance Committee	Wesley E. Cantrell	Kelly H. Barrett Barbara B. Lang Frank C. McDowell
Capital Committee	Jeffrey L. Swope	Michael R. Buchanan Raymond G. Milnes, Jr. Dale H. Taysom
*
Designated as an Audit Committee financial expert.

The Audit Committee

Our board of directors has established a standing Audit Committee comprised of Messrs. Milnes (Chairman), Buchanan, Taysom, and Ms. Barrett. Each member of the Audit Committee meets the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable rules and regulations of the SEC, all as in effect from time to time, as well as the independent director requirements set forth in our Corporate Governance Guidelines. The board of directors has determined that
Mr. Milnes and Ms. Barrett both satisfy the requirements of an “audit committee financial expert” as defined by the rules and regulations of the SEC.
The Audit Committee operates pursuant to a written charter adopted by our board of directors, a copy of which is available on our website at www.piedmontreit.com. The primary responsibilities of the Audit Committee, as set forth in the committee’s charter, include the following:

➢
assisting the board of directors in the oversight of (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the system of internal controls which our management has established; (4) the qualification, independence and performance of our independent registered public accounting firm; and (5) the performance of our internal audit function;

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maintaining a free and open means of communication among our independent registered public accounting firm, our management, our internal audit department and our board of directors;

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reviewing and discussing with management the Company’s earnings and dividend press releases, as well as financial information, earnings or dividend guidance provided to the analysts and rating agencies;

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reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements, and, based upon such discussions, recommending to the board of directors that our audited financial statements be included in our annual report on Form 10-K;
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reviewing and discussing with management and the independent registered public accounting firm our quarterly financial statements and each of our quarterly reports on Form 10-Q;

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preparing an Audit Committee report for inclusion in our annual proxy statements for our annual stockholder meetings;

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appointing, compensating, overseeing, retaining, discharging and replacing our independent registered public accounting firm;

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pre-approving all auditing services, and all permitted non-audit services, performed for us by the independent registered public accounting firm; and

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overseeing our code of business conduct and ethics.

During 2016, the Audit Committee held six meetings.

The Compensation Committee

The board of directors has established a standing Compensation Committee. The members of the Compensation Committee are Messrs. McDowell (Chairman), Cantrell, and Swope, and Ms. Lang. The members of the Compensation Committee are all independent directors who meet the current independence requirements of the NYSE, as well as the independent director requirements set forth in our Corporate Governance Guidelines and applicable rules and regulations of the SEC. For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Executive Compensation.” The Compensation Committee operates pursuant a written charter adopted by our board of directors, a copy of which is available on our website at www.piedmontreit.com. The primary responsibilities of the Compensation Committee, as set forth in the committee’s charter include the following:
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setting the overall compensation strategy and compensation policies for our executive officers and directors;

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reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

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evaluating the Chief Executive Officer’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors, determining and approving the Chief Executive Officer’s compensation based on this evaluation;

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reviewing and approving the compensation of other executive officers or making recommendations to the board with respect to such compensation;

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making recommendations to the board with respect to the compensation of all non-employee directors, including board and committee retainers, meeting fees, equity-based compensation and such other compensation as the committee may deem advisable;

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reviewing and approving grants under all incentive-based compensation plans and equity-based plans and approving any new compensation plans or material changes to existing plans;

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administering our 2007 Omnibus Incentive Plan;

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reviewing and approving any employment agreements, change in control agreements or severance agreements proposed to be entered into with any current or former executive officer;

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overseeing and assisting in preparing the Compensation Discussion and Analysis and recommending it for inclusion in our proxy statement and/or annual report on Form 10-K; and

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preparing a Compensation Committee report, as required by applicable SEC regulations, to be included in our proxy statements and/or annual report on Form 10-K.

Our Compensation Committee met five times during 2016.

The Nominating and Corporate Governance Committee

Our board of directors has established a standing Nominating and Corporate Governance Committee, which is comprised of Messrs. Cantrell (Chairman) and McDowell, and Mss. Barrett and Lang. The members of the Nominating and Corporate Governance Committee are all independent directors who meet the current independence requirements of the NYSE, as well as the independent director requirements set forth in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by our board of directors, a copy of which is available on our website at www.piedmontreit.com. The primary responsibilities of the Nominating and Corporate Governance Committee, as set forth in the committee’s charter include:
➢
identifying individuals qualified to serve on the board of directors, consistent with criteria approved by the board of directors, and recommending that the board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

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evaluating the independence of candidates for the board of directors;

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developing and implementing the process necessary to identify prospective members of our board of directors;

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determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the board of directors;

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overseeing an annual evaluation of the board of directors, each of the committees of the board and management;

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developing and recommending to our board of directors a set of corporate governance principles and policies; and

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periodically reviewing our corporate governance structures and procedures and suggesting improvements thereto to our board of directors.

The Nominating and Corporate Governance Committee is also responsible for reviewing stockholder communications and responding to inquiries concerning our governance practices, business ethics and corporate conduct. During 2016, the Nominating and Corporate Governance Committee held four meetings.

The Capital Committee

Our board of directors has established a Capital Committee, which is comprised of Messrs. Swope (Chairman), Buchanan, Milnes, and Taysom. The primary responsibilities of the Capital Committee include:
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reviewing and advising the board of directors on our overall financial performance, including issues related to capital structure, operating earnings, dividends and budgetary and reporting processes; and

➢
reviewing and advising the board of directors on investment criteria and acquisition and disposition policies, general economic environment in various real estate markets, existing or prospective properties or tenants, and portfolio diversification goals.

During 2016, the Capital Committee met four times.
Board Membership Criteria
The Nominating and Corporate Governance Committee annually reviews with the board of directors the appropriate experience, skills and characteristics required of directors, both in the context of the current membership of the board as well as in the context of potential turnover of the existing board. The review includes consideration of the following characteristics in the context of the perceived needs of the board at the time:
➢
financial expertise;

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chief executive or chief financial officer experience (with a preference for REIT-specific experience);

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public company experience;

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industry specific knowledge;

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strategic planning experience or expertise;

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experience mentoring top level leaders;

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general management experience;

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real estate development/ construction expertise;

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investment banking experience;

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racial and/or gender diversity;

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legal expertise;

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risk management expertise;

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marketing expertise; and

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international experience.

The board considers all of these characteristics when assessing candidates for board membership. Other considerations included in both the annual assessment of existing members and the assessment of new candidates include the candidate or incumbent’s status as an independent director, the ability of the candidate or incumbent to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings, and whether the candidate’s knowledge and experience of a particular aspect of the real estate industry or particular skill set is additive to the existing experience or skill sets of incumbent members of the board. While we have not adopted a formal policy regarding diversity of our board, in selecting nominees, the Nominating and Corporate Governance Committee considers the diversity of experience (particularly with regard to different facets of the real estate industry), qualifications, attributes and skills that a potential nominee would bring to the board. Although a number of our directors are retired, it is also expected that independent directors nominated by the board of directors shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are active in their occupation, profession, or community.
Term Limits
Our Corporate Governance Guidelines provide that the board of directors will not nominate for re-election any non-employee director who has served 15 years or more prior to the applicable election, subject to exceptions granted by the board of directors. Mr. Buchanan will not be standing for re-election in May 2017 as he will have served almost 15 full years on the board at the time of the annual meeting.
Selection of Directors
The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. The board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer.
The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of the board of directors and recommends director nominees who are voted on by the full board of directors. All director nominees then stand for election by the stockholders annually.
In recommending director nominees to the board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors, and members of our management. The Nominating and Corporate Governance Committee may engage the services of a search firm to assist in identifying potential director nominees. The Nominating and Corporate Governance Committee will also consider recommendations for director candidates made by stockholders and other interested persons. Candidates for director must meet the established director criteria set forth above. In addition, under our Bylaws, stockholders may directly nominate candidates for election as directors. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in Article II, Section 12 of our Bylaws. Any stockholder may request a copy of our Bylaws free of charge by writing to our Secretary at our corporate address.
In evaluating candidates for director, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant, including the factors discussed above under “Board Membership Criteria”.
Board Self-Evaluation Process
Annually, the board of directors undertakes a robust self-evaluation process which is administered by the Nominating and Corporate Governance Committee with the assistance of outside counsel. Members of the Board complete a detailed, confidential questionnaire which provides for ratings in key areas and also seeks subjective comments. Outside counsel collects and analyzes the data and reports the results and information compiled from the questionnaires to the Nominating and Corporate Governance Committee. Comments pertaining to particular Board Committees are shared with each respective Committee chairperson, and comments regarding the full Board are shared with the full Board. Matters requiring follow up are addressed by the Chairman of the Nominative and Corporate Governance Committee, the Chairman of the Board, or Chairman of the applicable Board Committee, as appropriate.
Majority Voting Policy
Our Corporate Governance Guidelines include a majority voting policy for the election of non-employee directors. Pursuant to this policy, in an uncontested election of directors, any non-employee nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will promptly consider the resignation offer and make a recommendation to the board of directors. The board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote. We will publicly disclose, in a Form 8-K furnished to the SEC, the board’s decision regarding whether to accept the resignation offer. Any director who tenders his or her resignation will not participate in the committee or board deliberations regarding such matter.
Risk Oversight
The board of directors is involved in risk oversight through direct decision-making authority on significant matters as well as through the oversight of management and appropriate advice and counsel from legal, financial, and compensation advisors. In particular, the board of directors manages risk by reviewing and discussing periodic reports with management including, but not limited to, reports detailing Piedmont’s concentrations of geographic, tenant, industry, and lease expiration risk. Through its various committees, the board monitors acquisition, disposition, leasing and investing activities and has delegated authority to the appropriate levels of management to carry out such activities with appropriate governance reporting at respective committee meetings.
In accordance with its charter, the Audit Committee also monitors major issues regarding accounting principles and financial statement presentation, including any significant changes in the application of accounting principles, and major issues regarding the adequacy of Piedmont’s internal controls and analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements. In addition, the Audit Committee follows the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on Piedmont’s financial statements and the type and presentation of financial information to be included in earnings press releases, reports, and earnings guidance provided to analysts and rating agencies. The Audit Committee reviews and discusses with management Piedmont’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is also periodically briefed on Piedmont’s processes and policies with respect to risk assessment and risk management and the Audit Committee Chairman is interviewed in conjunction with Piedmont’s annual risk assessment process. Finally, the Audit Committee is periodically briefed on insurance coverage limits, any significant change in Piedmont’s insurance policies, monitoring of Piedmont’s code of ethics, whistleblower policy, and insider trading policies, as well as quarterly REIT test and debt covenant compliance calculations.
Director Independence
The NYSE requires each NYSE-listed company to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee each comprised solely of independent directors. Our board of directors has adopted the NYSE independence standards as part of its Corporate Governance Guidelines.
In accordance with NYSE rules, the board of directors affirmatively determined that each of the following directors is independent within the meaning of the NYSE’s director independence standards:
Kelly H. Barrett
Michael R. Buchanan
Wesley E. Cantrell
Barbara B. Lang
Frank C. McDowell
Raymond G. Milnes, Jr.
Jeffrey L. Swope
Dale H. Taysom
The persons listed above include all of our current directors, other than Donald A. Miller, CFA, our President and Chief Executive Officer.
The board of directors has also determined that each of the current members of our Audit, Compensation, and Nominating and Corporate Governance Committees is independent within the meaning the NYSE’s director independence standards applicable to members of such committees. Additionally, our Audit Committee members satisfy the enhanced independence standards set forth in Rule 10A-3(b)(1)(i) under the Exchange Act and NYSE listing standards.
Attendance
Our board of directors met eleven times during 2016, either in person or telephonically, and each member of the board of directors attended in excess of 75% of the 2016 board and committee meetings on which such director served.
We do not have a formal policy with regard to board member attendance at our annual stockholder meetings. In 2016, all of the members of our board of directors who were directors at the time of our 2016 annual meeting of stockholders attended the annual meeting of stockholders either telephonically or in person.
Communications with Stockholders or Other Interested Parties
We have established several means for stockholders or other interested parties to communicate their concerns to the board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of our Audit Committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the Chairman of our Nominating and Corporate Governance Committee in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary at our headquarters address. Stockholders or other interested parties who wish to communicate with our Chairman or with the non-management directors as a group may do so by writing to our Chairman at our headquarters address.
Corporate Governance Guidelines and Code of Ethics
Our board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, has adopted Corporate Governance Guidelines establishing a common set of expectations to assist the board of directors in performing their responsibilities. The
Corporate Governance Guidelines, which meet the requirements of the NYSE’s listing standards, address a number of topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the board committees, director access to management and independent advisers, director compensation, and evaluations of the performance of the board. Our board of directors has also adopted a Code of Ethics, including a conflicts of interest policy, that applies to all of our directors and executive officers including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics meets the requirements of the rules and regulations of the SEC. A copy of our Corporate Governance Guidelines and our Code of Ethics is available on our website at www.piedmontreit.com. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waivers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The following Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices and the decisions made with respect to compensation for 2016 for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, whom we refer to collectively as our Named Executive Officers (“NEOs”), as determined in accordance with applicable SEC rules.
Executive Summary
2016 was an excellent operational year for Piedmont as we substantially met or exceeded almost all of the quantitative metrics that had been established by the board at the beginning of the year. Total leasing volume reported for the year was robust, especially considering the low 2016 lease expiration schedule, which improved the Company’s overall leased percentage to 94.2% as of December 31, 2016, a 270 basis points increase over the previous year end. Core FFO per diluted share (which is one of the performance metrics for our incentive plans) for the year ended December 31, 2016 was $1.67 per share, a 4% increase over the previous year and above the original range for 2016, despite the sale of 18 properties (and the loss of their corresponding contribution to Core FFO) since January 1, 2015, including the sale of our then-largest asset, Aon Center, during the fourth quarter of 2015.
Overall transactional activity remained at historically high levels as we furthered our strategy of concentrating our assets in select submarkets located primarily within eight major U.S. office markets. During the year ended December 31, 2016, we sold nine assets and used the net sales proceeds to reduce our total debt outstanding, to repurchase shares of our common stock, and to acquire five assets located in our strategic markets.
Our Total Stockholder Return (“TSR”) was in the third quartile relative to our peer group (see Market Reference Data below) for 2016. Despite strong performance during the first half of the year, we ended the year at the 29th percentile, as interest rate fears and election results took center stage.
For 2016, our Compensation Committee and the board of directors unanimously approved achievement of the board discretion component of our NEOs Short-Term Incentive Compensation Plan (“STIC Plan”) at the target level. The Compensation Committee and the board of directors relied heavily on the extensive set of strategic and operating goals/metrics described under “Short Term
Incentive Compensation” below that were established at the beginning of the year. The Compensation Committee and the board noted that the management team had performed well against targets that were considered challenging by substantially meeting or exceeding eight of the nine predefined targets, only missing the pre-set disposition target. Consequently, the Compensation Committee determined that the award of the target for the discretionary component was appropriate.The target award for the board discretion component combined with the out performance in various quantitative performance measures resulted in the payment of STIC awards for 2016 of 26% above target for our CEO and 14% above target for our other NEOs.
During the year ended December 31, 2016, our Compensation Committee also made deferred stock awards pursuant to our 2015 Long Term Incentive Compensation (“LTIC Plan”). For the three-year performance period ended December 31, 2015, our TSR ranked at the 25th percentile compared to our peers, resulting in a payout of 50% of target for the performance share component of our LTIC plan. For the annual deferred stock component of our LTIC plan, we performed above target for two of the three quantitative metrics as set forth under “Annual Deferred Stock Grant” below, and only missed the third as a result of additional expense that had to be recognized related to accruals for the Company’s performance share plan as a result of strong 2015 stock performance. In recognition of an excellent year of operations and the significant improvement in the Company’s TSR, the Compensation Committee and board of directors unanimously approved achievement of the board discretion component of the 2015 Long Term Incentive Compensation (“LTIC”) Plan at above target level. The 2015 LTIC deferred stock awards were approved in May 2016.
Consideration of  “Say on Pay” Voting Results and Compensation Best Practices
In conjunction with our 2016 annual meeting, we held a stockholder advisory vote on the compensation of our NEOs for 2015. Our stockholders overwhelmingly approved the compensation of our NEOs, with approximately 98% of stockholder votes cast in favor of our “say on pay” resolution. Based on these results, we believe our programs are effectively designed and working well in alignment with the interests of our stockholders. Further, we believe that our compensation programs include a number of best practices such as:

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Our compensation of our Chief Executive Officer generally places a greater emphasis (82%) on variable, performance-based compensation than typical market practice;

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61% of our Chief Executive Officer’s pay opportunity is in the form of long-term, equity based compensation;

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Approximately 50% of the target for our LTIC Plan is delivered in the form of performance shares which are earned based on our multi-year TSR relative to our peers;

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All of our short-term and long-term incentive programs contain caps on payouts and minimum thresholds for awards and our Compensation Committee reserves the right to decrease payouts in their discretion;

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The quantitative metrics of all of our incentive-based pay programs are tied to operational, financial, or market performance measures derived from our annual business plan;

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Our employment agreements with our CEO and CFO contain “clawback” provisions which require them to reimburse us for incentive-based compensation they have received if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws (see “Executive Clawback Provisions” for further details);

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Our NEOs and Directors are required to meet stock ownership guidelines;

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Our Insider Trading Policy prohibits hedging and pledging of our stock by our executive officers and directors;

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We award minimal perquisites and no supplemental executive benefits to our NEOs; and

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We do not provide tax gross ups to our NEOs.

As a result of the above considerations, our Compensation Committee decided to retain our general approach to executive compensation for 2016, which links the compensation of our NEOs to our operating objectives and emphasizes the enhancement of total stockholder return.
Compensation Philosophy and Objectives
We seek to maintain a total compensation package that provides fair, reasonable and competitive compensation for our executives while also permitting us the flexibility to differentiate actual pay based on the level of individual and organizational performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, which are designed to reward our executives based on the achievement of predetermined individual and company goals, including, among others, TSR relative to a comparative peer group as further described below.
The objectives of our executive compensation programs are:
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to attract and retain candidates capable of performing at the highest levels of our industry;

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to create and maintain a performance-focused culture, by rewarding outstanding company and individual performance based upon objective predetermined metrics;

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to reflect the qualifications, skills, experience and responsibilities of each NEO;

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to link incentive compensation levels with the creation of stockholder value;

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to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership; and

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to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Compensation Committee Members, Independence and Responsibilities
Our executive compensation program is administered by the Compensation Committee of our board of directors. The members of the Compensation Committee currently include Frank C. McDowell (Chairman), Wesley E. Cantrell, Barbara B. Lang, and Jeffrey L. Swope, all of whom are independent directors, and all of whom meet the enhanced independence requirements applicable to Compensation Committee members under NYSE listing standards.
The Compensation Committee sets the overall compensation strategy and compensation policies for our executive officers and directors. The Compensation Committee has the authority to determine the form and amount of compensation appropriate to achieve our strategic objectives, including salary, bonus, incentive or performance-based compensation, and equity awards. The Compensation Committee reviews its compensation strategy annually to confirm that it supports our objectives and stockholders’ interests and that executive officers are being rewarded in a manner that is consistent with our strategy.
With respect to the compensation of our Chief Executive Officer, the Compensation Committee is responsible for:
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reviewing and approving our corporate goals and objectives with respect to the compensation of the Chief Executive Officer;

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evaluating the Chief Executive Officer’s performance in light of those goals and objectives; and

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determining the Chief Executive Officer’s compensation (including annual base salary level, annual cash bonus, long-term incentive compensation awards, perquisites and any special or supplemental benefits) based on such evaluation.

With respect to the compensation of NEOs other than the Chief Executive Officer, the Compensation Committee is responsible for:
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reviewing and approving the compensation; and

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reviewing and approving grants and awards under all incentive-based compensation plans and equity-based plans.

Role of the Compensation Consultant
To assist in carrying out its responsibilities, the Compensation Committee utilized the services of FTI Consulting, Inc. (“FTI”), a nationally recognized compensation consulting firm, to assist it in establishing our 2016 compensation plans and analyzing competitive executive compensation levels for 2016. FTI was not engaged by management to perform any work on its behalf during 2016 and the Compensation Committee considered FTI to be independent with regard to services performed on its behalf during 2016.
During 2016, FTI provided advice and recommendations regarding our short and long term incentive compensation plans for our employees, including our NEOs. In addition, FTI provided our Compensation Committee input on our director compensation program, competitive market compensation data and recommendations for target pay levels for each component of our 2016 executive compensation program.
The FTI compensation consultant periodically attends Compensation Committee meetings as requested by the Compensation Committee and consults with our Compensation Committee Chairman, our Director of Human Resources, our Chief Executive Officer, and our Chief Financial Officer as directed by the Compensation Committee on compensation related issues.
Compensation Consultant Independence Assessment
During 2016, the Company requested and received information from FTI addressing its independence and potential conflicts of interest, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that FTI is independent and that the work of FTI did not raise any conflict of interest.
Role of Executive Officers in Compensation Decisions
Our Chief Executive Officer reviewed the performance of each of the other NEOs and considered the recommendations of the FTI consultant with regard to each of the other NEOs. Based on this review and input, he made compensation recommendations to the Compensation Committee for all of the NEOs other than himself, including recommendations for performance targets, base salary adjustments, the discretionary components of our short-term cash incentive compensation, and long-term equity-based incentive awards. The Compensation Committee considers these recommendations along with data and input provided by FTI. The Compensation Committee retains full discretion to set all compensation for the executive officers.

Market Reference Data
In November 2016, FTI provided our Compensation Committee with a competitive market analysis of our NEOs’ pay level relative to the practices of a peer group of 13 public REITs. The peer group includes companies that either primarily invest in office properties or are diversified REITs whose portfolio includes significant office assets. In addition, companies that were recommended were generally no less than half the size and no more than twice as large as Piedmont and are within guidelines used by Institutional Shareholder Services. The following table provides the names and estimated financial information for each peer company at the time the Compensation Committee reviewed the market data in November 2016:
($ in millions)
Company	Implied Equity Market Capitalization ($)	Total Enterprise Value ($)	Total Revenue ($)	Sector
Brandywine Realty Trust	2,704.3	4,575.5	547.4	Office
Columbia Property Trust, Inc.	2,696.6	4,445.3	524.9	Office
Corporate Office Properties Trust	2,722.0	5,045.2	584.3	Office
Cousins Properties Incorporated	3,076.0	3,854.0	375.7	Office
Douglas Emmett, Inc.	6,327.2	10,530.9	676.3	Office
Equity Commonwealth	3,823.7	3,731.8	580.6	Office
Highwoods Properties, Inc.	5,194.7	7,321.1	643.8	Office
Hudson Pacific Properties, Inc.	4,820.0	7,098.0	614.1	Office
Kilroy Realty Corporation	6,653.6	9,273.4	594.5	Office
Mack-Cali Realty Corporation	2,615.9	4,864.6	594.8	Office
Paramount Group, Inc.	4,179.5	7,317.9	683.5	Office
Parkway Properties, Inc.	1,950.1	3,655.9	442.5	Office
Washington Real Estate Investment Trust	2,217.1	3,460.8	313.9	Diversified
Median	3,076.0	4,864.6	584.3
Piedmont Office Realty Trust, Inc.	3,045.5	4,909.7	561.6	Office
The above companies are consistent with the peer group used for market comparison in 2015. In general, Piedmont approximates the median in terms of implied equity market capitalization and total enterprise value as compared to the peer group.
We apply our compensation policies to all of our NEOs on the same basis, with differences in compensation opportunities between each of our executive officers reflecting each of the officers’ roles, responsibilities and personal performance within our Company, as well as market pay practices. In November 2016, FTI provided our Compensation Committee with an analysis of each of our NEO’s 2016 target pay opportunity and 2015 reported pay relative to the compensation paid to executives employed by the peer group above in comparable positions to each of our NEOs. The analysis utilized the most recently filed proxy for each company in the peer group and FTI’s proprietary compensation database. Additionally, for each of our EVPs, other than our Chief Financial Officer, supplemental peer group data for applicable benchmark peers based on FTI’s proprietary compensation database was utilized in the analysis. Benchmark peer data used to compare each of our NEOs compensation was as follows:
Total 2016 Benchmark Compensation(1)
(in thousands)		25th Percentile	50th Percentile	75th Percentile	Average
Chief Executive Officer	Peer Group	$3,400	$4,779	$8,190	$6,051
Chief Financial Officer	Peer Group	$1,566	$2,273	$3,118	$2,398
EVP and Chief Investment Officer	Peer Group	$1,435	$1,844	$2,650	$1,957
	Supplemental Position	$610	$1,023	$1,333	$1,037
EVP — Real Estate Operations	Peer Group	$834	$949	$1,132	$1,194
	Supplemental Position	$560	$820	$1,253	$869
EVP — Mid-Atlantic Region and Head of Development	Peer Group	$1,003	$1,276	$1,712	$1,447
	Supplemental Position	$799	$989	$1,305	$1,067
(1)
Total 2016 Benchmark Compensation includes base salary, annual short-term cash incentive, eligible long-term equity incentives and other miscellaneous income and is based on 2015 compensation reported by peer companies.

Other Compensation Committee Considerations
In addition to considering market reference data set forth above in making decisions about our NEOs’ compensation opportunities and actual compensation to be paid, the Compensation Committee considers other factors such as each executive officer’s experience, scope of responsibilities, performance and prospects; internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance and prospects; and individual performance of each NEO during their tenure with Piedmont.
Employment Agreements with our Named Executive Officers
We are currently party to employment agreements with each of our NEOs, other than Mr. Wiberg, that were originally put in place in 2007 and renew annually unless either party gives 90 days written notice prior to the end of the renewal term or his employment otherwise terminates in accordance with the terms of the agreement. Significant terms include executive clawback provisions for our CEO and CFO and severance in the event of certain circumstances as further described below:
Executive Clawback Provisions. If we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, Messrs. Miller and Bowers’ agreements contain provisions that provide for the executives to reimburse us, to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, for any incentive-based (whether cash or equity-based) compensation received by the executives from us during the 12-month period following the first public issuance or filing with the SEC (whichever occurs first) of the financial document embodying such financial reporting requirement. In addition, each executive will reimburse us for any profits realized from the sale of our securities during that 12-month period.
Severance. Each of our NEOs that is subject to an employment agreement is entitled to receive severance payments under certain circumstances in the event that their employment is terminated. These circumstances and payments are described below under “Potential Payments Upon Termination or Change of Control.” Our Compensation Committee believes that these severance payments were an important factor in attracting the NEOs to join our Company in 2007 and are an important factor in retaining our NEOs. The agreements with our NEOs do not provide for tax “gross ups” in the event such payments are made.

Elements of 2016 Executive Compensation
Base salaries and target short-term cash incentive compensation (expressed as a percentage of their base salary) for the NEOs for 2016 were as follows:
Name and Position	2016 Annual Base Salary	Annual Short-Term Cash Incentive Compensation as a % of Base Salary
		Threshold	Target	Maximum
Donald A. Miller, CFA Chief Executive Officer	$720,000	75%	120%	200%
Robert E. Bowers Chief Financial Officer	$450,000	50%	100%	150%(1)
Raymond L. Owens Chief Investment Officer	$290,000	35%	70%	105%
Carroll A. Reddic, IV EVP — Real Estate Operations	$275,000	35%	70%	105%
Robert K. Wiberg EVP — Mid-Atlantic Region	$320,000	31.25%	62.5%(1)	93.75%
(1)
Mr. Bowers’ Maximum STIC opportunity and Mr. Wiberg’s Target STIC opportunity were adjusted for 2016 to better align their respective compensation opportunity with other Executive Vice Presidents of the Company.

Base Salary. Our Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and qualified executives. The goal of our base salary program is to provide salaries at a level that allows us to attract and retain qualified executives while preserving significant flexibility to recognize and reward individual performance with other elements of the overall compensation program. Base salary levels also affect the short-term cash incentive compensation because each NEO’s target opportunity is expressed as a percentage of base salary. The following items are generally considered by the Compensation Committee when determining base salary annual increases; however no particular weight is assigned to an individual item:
➢
market data provided by the compensation consultant;

➢
comparability to compensation practices of other office REITs of similar size;

➢
our financial resources;

➢
the executive officer’s experience, scope of responsibilities, performance and prospects;

➢
internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance, and prospects; and

➢
individual performance of each NEO during the preceding calendar year.

For 2016, FTI recommended that base salaries remain flat for our CEO and that salaries for each of the other NEOs be increased in-line with anticipated market adjustments of 3-5%. These recommendations, however, were without the benefit of the board’s and CEO’s feedback regarding individual performance. Our Compensation Committee has determined the board will review salary levels every 2-4 years; therefore, after considering the data provided by FTI as well as CEO feedback regarding individual performance, all of our NEOs’ salaries remained flat for 2016, with the exception of Mr. Owens who received a mid-year, 5.5% salary increase upon his promotion to Chief Investment Officer during 2016.
Short-Term Cash Incentive Compensation Plan. We provide an annual STIC Plan which sets forth target cash incentive payments for each of our NEOs as a percentage of base salary. The actual amounts earned under the STIC Plan may be greater or less than the NEO’s respective target based on actual performance against the performance goals established by the Compensation Committee at the beginning of each year, as well as assessment of each NEO’s personal contributions and performance for the year. All of the performance measures established by the Compensation Committee for 2016 were based on specific corporate metrics measured on a quantitative basis, with the exception of the Board Discretion/Individual Performance measure which the Compensation Committee considered on a qualitative basis. Those qualitative considerations included, but were not limited to, the CEO’s assessment of each NEO’s performance other than his own. The performance goals that the Compensation Committee established for each of the quantitative metrics were derived from critical components of our annual business plan for the year and were considered achievable, but not without above average performance. The following table sets forth the target performance goals, actual performance, and relative weighting of each of the performance measures established by the Compensation Committee for the 2016 STIC Plan:

Performance Measure	Target Performance Goal	Actual Performance	Over (Under) Performance	Relative Weighting
Core FFO per share to Budget	$1.599	$1.672	4.5%	20.00%
Balance Sheet Management:
Payoff $167.5m of secured debt (in millions)	Achieve or not	Achieved	Achieved	3.33%
Maximum Percentage of Debt to Gross Asset Value	less than or equal to 40% at end of year	36.9%	Achieved	3.33%
Ladder maturities (excludes line of credit)	less than or equal to 25% per annum	less than or equal to 25% per annum	Achieved	3.34%
Weighted Average Committed Capital Per Square Foot Leased Relative to Budget	$6.92	$5.18	25.2%	10.00%
Leasing Targets (in 000s of square feet):
New Leasing	1,154	1,105	(4.3)%	15.00%
Renewal Leasing	603	698	15.8%	10.00%
Capital Allocations/ Markets (in millions)
Acquisitions	$350.0	$349.8	(0.1)%	10.00%
Dispositions	$556.0	$331.8	(40.3)%	5.00%
Board Discretion/ Individual Performance	Qualitative	Qualitative	Achieved Target	20.00%
Total				100.00%

Core FFO performance relative to Budget is a non-GAAP financial measure that is considered important because our ability to meet consensus estimates of Core FFO is a factor when equity analysts value, or when present or potential stockholders make investment decisions about, our securities. See the definition of Core FFO and the reconciliation of Net income attributable to Piedmont to Core FFO on pages 35 and 36 of our Annual Report on Form 10-K for the year ended December 31, 2016.
Balance Sheet Management is important because maintaining the appropriate capital structure, including the magnitude of total debt, mix of unsecured vs secured debt, impact upon Net Debt to EBITDA ratio, compliance with debt covenants, debt to gross assets ratio, and laddering of maturities is critical to the overall financial strength of the Company. Additionally, as a Real Estate Investment Trust (“REIT”), we are required to pay out 90% of our taxable income each year in the form of dividends to our stockholders. Therefore, we must constantly manage credit ratios and pro actively seek new sources of capital for our Company which requires careful management of the magnitude, timing, and cost of our borrowings.
Weighted Average Committed Capital Per Square Foot measures the future capital outlays that our management team has committed to in order to execute leases during the current year. This metric serves as a cross-check to ensure that management does not trade long-term capital expenditures to procure short-term growth in Core FFO. The target performance level for this metric is based on goals for commitments that are market specific and the weighted average performance goal is a function of the level of actual leasing activity in our respective markets.
Leasing Targets are important as managing lease renewals, leasing up vacant space, and keeping our portfolio as fully leased as possible directly impacts our cash flow, financial results, and value of our equity securities.
Capital Allocations/Markets refers to how we allocate our capital resources, whether it be to acquire new properties or to repurchase shares of our common stock, and is important because it impacts the overall composition and quality of our portfolio of assets, as well as our competitiveness within each of our markets. The quality of our portfolio and our management team’s ability to allocate capital resources effectively are two factors that equity analysts and present or potential stockholders consider when they assess our overall enterprise value.
The Board Discretion component is considered important as it allows the Compensation Committee to appropriately reward aspects of the management team’s or individual’s performance that may not be captured through the use of the quantitative metrics. For 2016, our Compensation Committee and the board of directors unanimously approved achievement of this component at the target level. The Compensation Committee and the board of directors relied heavily on the extensive set of strategic and operating goals/metrics that were established at the beginning of the year. The Compensation Committee and the board noted that the management team had performed well against targets that were considered challenging by substantially meeting or exceeding eight of the nine predefined targets, only missing dispositions. Consequently, the Compensation Committee determined that the award of the target for the discretionary component was appropriate.

Actual awards are calculated based on performance against the above metrics according to the following scale:
Measure	Adjustment Factor	Incentive Available to be Earned Based on Actual Performance (as a Percentage of Target)		Relative Weighting
		Threshold	Maximum(1)
Core FFO per share to Budget	Every 1% variance in performance increases or decreases the targeted award by 10%, based on relative weighting	50%	150%	20%
Balance Sheet Management	Individual metrics are measured as “Achieved” resulting in full target payout or “Not Achieved” resulting in no payout; however, if all metrics are achieved, then the maximum award is deemed earned	100%	150%	10%
Weighted Average Committed Capital Per Square Foot Leased Relative to Budget	Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting	50%	150%	10%
Leasing Targets	Every 1% variance in performance increases or decreases the targeted award by 2%, based on relative weighting	50%	150%	25%
Capital Allocations/ Markets	Every 1% variance in performance increases or decreases the targeted award by 2%, based on relative weighting	50%	150%	15%
Board Discretion/ Individual Performance	Qualitative			20%
(1)
200% in the case of the CEO.

In February 2017, after (i) reviewing the results of the quantitative performance measures as set forth in the table above; (ii) considering the CEO’s assessment of each of the other NEO’s performance; and (iii) assessing the CEO’s performance, the Compensation Committee determined actual awards for the 2016 performance period for each individual NEO as follows:
Name	2016 Target Annual Incentive for NEOs ($)	2016 Actual Annual Incentive for NEOs ($)
Mr. Miller	864,000	1,088,044
Mr. Bowers	450,000	521,690
Mr. Owens	203,000	235,000
Mr. Reddic	192,500	220,000
Mr. Wiberg	200,000	230,000
Total	1,909,500	2,294,734
Long-Term Incentive Compensation Plan. The objective of our LTIC Plan is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies and that is designed to encourage each of our NEOs, as well as our broader employee base, to balance long-term company performance with short-term company goals and to foster employee retention.
To date, LTIC awards have only been granted in the form of performance shares or deferred stock units pursuant to the 2007 Omnibus Incentive Plan approved by our stockholders. The Compensation Committee has determined that, as a REIT, the grant of such awards is appropriate because our high dividend distribution requirements lead to a significant portion of our total stockholder return being delivered through our dividends. Although our 2007 Omnibus Incentive Plan permits the issuance of other types of equity awards, including stock options, we have never issued stock options to any of our employees, including our NEOs, and anticipate that any future equity awards granted will continue to be similar in form to our previous awards. Further, our Compensation Committee has prohibited the cash buyout of underwater options, should any options ever be issued. Although we have not attached specific holding periods for our equity-based awards, in general our equity-based awards vest or are earned over a three year period. In addition, each of our executive officers, including our NEOs, is subject to stock ownership requirements (see Stock Ownership Guidelines below). We feel that appropriately designed equity-based awards, particularly those with future vesting provisions, promote a performance-focused culture and align our employees’ interests with those of our stockholders, thereby motivating their efforts on our behalf and strengthening their desire to remain with us for an extended period of time.

Each NEO’s annual LTIC target opportunity is divided equally between the two components of our LTIC Plan: a multi-year Performance Share Program and an Annual Deferred Stock Grant as further described below.
Performance Share Program. Approximately half of our NEOs’ LTIC opportunity relates to a multi-year performance share compensation program (the “Performance Share Program”). The purpose of the Performance Share Program is to motivate and reward long term performance. Participants are provided with the opportunity to earn shares of Piedmont stock based on our TSR performance relative to a broad, pre-determined peer group over a three-year performance period. The peer group for the 2016 – 18 Performance Period was established at the beginning of the 2016 calendar year based on the 2015 peer group and included the same companies listed under “Market Reference Data” above. Participants have a defined target award expressed as a number of shares. The target number of shares established for each participant may be earned if Piedmont’s TSR is at the median of the peer group, up to 200% of target may be earned if Piedmont’s TSR is at or above the 75th percentile of the peer group, and 50% of target may be earned if Piedmont’s TSR at the 25th percentile of the peer group. No shares are earned if Piedmont’s TSR is below the 25th percentile. If our return is between the 25th and 75th percentile, the payout will be determined by linear interpolation. Performance cycles overlap, with a new three-year performance cycle beginning each year. The following table sets forth the status of each active Performance Share Plan as of December 31, 2016:

	TSR Percentile Rank as of December 31, 2016	Estimated Payout Percentage of Target Based on Percentile Rank as of December 31, 2016
2014 – 16 Performance Share Plan	47.1%	94.2%
2015 – 17 Performance Share Plan	64.7%	158.8%
2016 – 18 Performance Share Plan	28.6%	57.2%
The TSR Percentile Rank for each active plan will continue to change throughout the respective performance period. After the end of each three-year performance period, any earned awards will be paid by the Company. A grant date for this portion of the award is established when the Compensation Committee and the board of directors approve the multi-year plan. In accordance with SEC rules, the grant date fair value of the portion of the award related to the TSR three-year performance period assuming target performance is included in the Summary Compensation Table in the calendar year in which the grant date is established. For the range of shares that could be earned by each NEO for the 2016 – 18 performance period, see the Grants of Plan Based Awards for 2016 Table.
Annual Deferred Stock Grant. The other half of our NEOs’ LTIC opportunity is comprised of an annual deferred stock unit grant opportunity, as determined by the Compensation Committee, that considers four performance measures. The performance targets that the
Compensation Committee established for the quantitative metrics for the 2015 performance period were considered achievable, but not without above average performance. While such measures establish a framework for the Compensation Committee to evaluate performance, the pool of shares available to be granted is ultimately established by the Compensation Committee in its sole discretion irrespective of actual performance. As such, a grant date for accounting purposes is not established until the Compensation Committee has reviewed the Company’s actual performance against the metrics and exercised its discretion to determine the pool of shares to be awarded. This process normally occurs during the calendar year following the performance period after year-end audit results are available. In accordance with SEC rules, therefore, the deferred stock units granted pursuant to this component of our LTIC plan is included in the Summary Compensation Table in the calendar year of the grant, which is subsequent to the performance period.

The following table sets forth the target goals for each of the quantitative measures and weights assigned to each measure as well as the actual results for each performance measure for the deferred stock grant that was awarded in 2016 based on 2015 performance (dollars in millions except for per share amounts):
	2015 Goal
Measure	Threshold	Target	Maximum	Actual	Weight
Core FFO Per Share Relative to Budget (per share)	$1.40	$1.554	$1.71	$1.598	25%
Actual Adjusted Funds From Operations Before Capital Expenditures Relative to Budget (in millions)	$199.4	$221.6	$243.8	$230.3	25%
Actual General and Administrative Expense Relative to Budget (in millions)	$31.1	$28.3	$25.5	$30.4	25%
Board Discretion/Individual Performance	Qualitative	Qualitative	Qualitative	Achieved Above Target	25%
Core FFO performance relative to Budget is a non-GAAP financial measure that is considered important because our ability to meet consensus estimates of Core FFO is a factor when equity analysts value, or when present or potential stockholders make investment decisions about, our securities. See the definition of Core FFO and the reconciliation of Net income attributable to Piedmont to Core FFO on pages 35 and 36 of our Annual Report on Form 10-K for the year ended December 31, 2016.
Actual Adjusted Funds from Operations Before Capital Expenditures vs Budget is a non-GAAP financial measure that is considered important because it more closely mirrors the actual cash flow generated by the company in that it removes certain non-cash revenue and expense items such as the effect of straight-line rents which are not adjusted when computing FFO in accordance with the definition established by NAREIT.
Actual General and Administrative Expense Relative to Budget is a non-GAAP financial measure that is considered important because it measures how efficiently we manage our controllable overhead expenses such as labor, professional services, and stockholder communication expenses, among others. Actual general and administrative expense for the year ended December 31, 2015 included approximately $2.6 million in accruals above-target related to out performance for the performance share component of our LTIC plan due to strong TSR performance relative to our peer group in 2015.
The Board Discretion component allows the Compensation Committee to appropriately recognize aspects of the management team’s or individual’s performance that may not be captured through the use of the quantitative metrics. For the 2015 deferred stock grant opportunity, our Compensation Committee and the board of directors unanimously approved achievement of this component at above target. The Compensation Committee and the board of directors relied heavily on the quantitative measures that were approved at the beginning of the performance period. The Compensation Committee and the board of directors recognized that the management team exceeded two of those metrics and would have exceeded the third except for the additional expense that had to be recognized related to accruals for the Company’s performance share plan as a result of strong performance during 2015. In addition, the Compensation Committee and board of directors recognized that the Company’s TSR for the year ended December 31, 2015 was within the top quartile relative to its peer group, a significant improvement from the previous year. As such, the Compensation Committee and board of directors determined it was appropriate to reward management for an overall excellent year of operations.

Each individual NEO’s targeted number of shares was established by the Compensation Committee based on recommendations from our compensation consultant and CEO for each NEO other than himself regarding comparability with awards to officers of our peer group of office REITs as well as taking into consideration each officer’s salary and experience level. The actual number of shares that each individual NEO was eligible to earn was determined by the Compensation Committee after considering performance against the above metrics according to the following scale:
Measure	Adjustment Factor	Incentive Available to be Earned Based on Actual Performance (as a Percentage of Target)		Relative Weighting
		Threshold	Maximum(1)
Core FFO per share to Budget	Every 1% variance in performance increases or decreases the targeted award by 10%, based on relative weighting	50%	150%	25%
Actual Adjusted Funds From Operations Before Capital Expenditures Relative to Budget	Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting	50%	150%	25%
Actual General and Administrative Expense Relative to Budget	Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting	50%	150%	25%
Board Discretion/ Individual Performance	Qualitative			25%
(1)
200% in the case of the CEO.

Based on the metrics above, on May 24, 2016 the Compensation Committee determined the number of deferred stock units to be granted pursuant to the 2015 deferred stock award. See “Grants of Plan Based Awards for 2016” table below for information on the number of deferred stock units granted to each of the NEOs during 2016. For the awards granted, 25% vested immediately, while the remaining 75% vests in 25% increments over the next three years on the grant anniversary date. Any dividend equivalent rights are paid out upon vesting of the underlying shares.
Benefits. All of our NEOs participate in the health and welfare benefit programs, including medical, dental and vision care coverage, disability, long-term care and life insurance, and our 401(k) plan that are generally available to the rest of our employees. We do not have any special benefits or retirement plans for our NEOs other than the ability to defer certain amounts of their compensation and an annual physical for our Chief Executive Officer.
Stock Ownership Guidelines
Our board of directors has established stock ownership guidelines whereby our NEOs are required to own stock equal to the lesser of shares with a value equal to a specified multiple of their base salary or a specific number of shares as follows:
	Lesser Of:
	Multiple of Salary	Shares of Stock
Chief Executive Officer	5x	195,000
Chief Financial Officer	3x	75,000
Chief Investment Officer	2x	30,000
EVP — Real Estate Operations	2x	30,000
EVP — Mid-Atlantic Region and Head of Development	2x	30,000
As of December 31, 2016, each of our NEOs had achieved his ownership requirement.
In addition, each member of our board of directors is required to own the lesser of 10,000 shares or $200,000. All of our directors currently meet this requirement, with the exception of Mss. Lang and Barrett and Mr. Taysom, each of whom recently joined our board and will have five years from the date they joined the board to meet the requirement.
Hedging, Pledging and Insider Trading Policy
Our insider trading policy prohibits our employees, officers and directors from hedging their ownership of our stock, including a prohibition on short sales and buying or selling of puts and calls. Our insider trading policy also prohibits our employees, officers and directors from purchasing or selling our securities while in possession of material non-public information. Our insider trading policy also prohibits our executive officers and directors from pledging our securities or otherwise using our securities as collateral. None of our executive officers or directors holds any of our stock subject to pledge.
The Impact of Regulatory Requirements on Compensation
Section 162(m) of the Code limits to $1.0 million a publicly held company’s tax deduction each year for compensation to any “covered employee,” except for certain qualifying “performance-based compensation.” As long as we qualify as a REIT, however, we do not pay taxes at the corporate level. Therefore, we believe any potential future loss of deductibility of compensation which may occur would not have a significant adverse impact on us.
To the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiary whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation.
Although we and the Compensation Committee will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, we nevertheless reserve the right to structure compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

2016 Executive Compensation Tables

The following table sets forth information concerning the compensation for the three years ended December 31, 2016 by our NEOs, reported in accordance with SEC rules.
Summary Compensation Table for 2016
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Donald A. Miller, CFA Chief Executive Officer and President	2016	720,000	2,885,893(2)	1,088,044	26,408(5)	4,720,345
	2015	720,000	2,767,737(3)	1,200,000	26,408	4,714,145
	2014	720,000	2,045,933(4)	1,149,639	25,303	3,940,875
Robert E. Bowers Executive Vice President and Chief Financial Officer	2016	450,000	1,038,914(2)	521,690	24,282(5)	2,034,886
	2015	450,000	1,041,735(3)	560,000	24,282	2,076,017
	2014	450,000	800,881(4)	553,208	23,282	1,827,371
Raymond L. Owens Executive Vice President and Chief Investment Officer	2016	289,769	404,034(2)	235,000	24,282(5)	953,085
	2015	275,000	382,942(3)	265,000	24,282	947,224
	2014	260,000	282,629(4)	220,000	23,282	785,911
Carroll A. Reddic, IV Executive Vice President — Real Estate Operations	2016	275,000	404,034(2)	220,000	24,282(5)	923,316
	2015	275,000	382,942(3)	230,000	24,282	912,224
	2014	260,000	282,629(4)	223,742	17,782	784,153
Robert K. Wiberg Executive Vice President — Mid-Atlantic Region and Head of Development	2016	320,000	404,034(2)	230,000	18,282(5)	972,316
	2015	320,000	466,745(3)	250,000	12,282	1,049,027
	2014	310,000	612,055(4)	264,000	6,032	1,192,087
(1)
In accordance with SEC rules, the stock award column includes the annual deferred stock grant and the estimated aggregate grant date fair value of the Performance Share Component of our LTIC program at target levels, even though there is no guarantee that any amounts will ultimately be earned by and paid to the executive. See “2016 Realized Pay Table” and “Stock Vested for 2016” table below for the value of actual stock awards which vested during the year ended December 31, 2016.

(2)
Represents the aggregate grant date fair value of potential awards under the 2016 – 18 Performance Share Program at target levels and the deferred stock awards granted in 2016 for 2015 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Share-Based Payments. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2015 annual deferred stock award granted in 2016 was based on the closing price of our common stock on the May 24, 2016 grant date of  $19.91 per share. The aggregate grant date fair value of the 2016 Performance Share Program was based on an estimated fair value per share as of the grant date of  $23.02 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2016 – 18 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Miller — $2,500; Bowers — $900; Owens — $350; Reddic — $350; and Wiberg — $350.
(3)
Represents the aggregate grant date fair value of potential awards under the 2015 – 17 Performance Share Program at target levels and the deferred stock awards granted in 2015 for 2014 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Share-Based Payments. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2014 annual deferred stock award granted in 2015 was based on the closing price of our common stock on the May 1, 2015 grant date of  $17.59 per share. The aggregate grant date fair value of the 2015 Performance Share Program was based on an estimated fair value per share as of the grant date of  $18.42 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2015 – 17 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Miller — $2,500; Bowers — $900; Owens — $350; Reddic — $350; and Wiberg — $500.

(4)
Represents the aggregate grant date fair value of potential awards under the 2014 – 16 Performance Share Program at target levels and the deferred stock awards granted in 2014 for 2013 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Share-Based Payments. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2013 annual deferred stock award granted in 2014 was based on the closing price of our common stock on the May 9, 2014 grant date of  $18.51 per share. The aggregate grant date fair value of the 2014 Performance Share Program was based on an estimated fair value per share as of the grant date of  $22.00 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2014 – 16 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Miller — $2,000; Bowers — $800; Owens — $280; Reddic — $280; and Wiberg — $400.

(5)
All other compensation for 2016 was comprised of the following:

Name	Matching Contributions to 401(k) ($)	Premium for Company Paid Life Insurance ($)	Executive Health Physical ($)	Total Other Compensation ($)
Donald A. Miller, CFA	24,000	282	2,126	26,408
Robert E. Bowers	24,000	282	—	24,282
Raymond L. Owens	24,000	282	—	24,282
Carroll A. Reddic, IV	24,000	282	—	24,282
Robert K. Wiberg	18,000	282	—	18,282
Other than our CEO’s executive health physical, the above benefits were paid pursuant to the same benefit plans offered to all of our employees.
2016 Realized Pay Table
As noted in the Summary Compensation Table above, SEC rules require the stock award column of the Summary Compensation Table to include the estimated aggregate grant date fair value of the performance share component of our LTIC program at target levels, even though there is no guarantee that any amounts will ultimately be earned by and paid to the executive. In addition, SEC rules require the entire aggregate grant date fair value of the deferred stock award component of our LTIC program to be included in the year the award is granted although such awards vest over a three-year period. As a supplement to the Summary Compensation Table, the table below shows the compensation actually realized by each of our NEOs during each of the last three years ended December 31, 2016. The realized pay during the three year period is less than the value shown in the summary compensation table as the realized pay, specifically the value of vesting stock awards, is affected by our stock price performance, and as such, reflects the pay for performance orientation of our executive compensation program.
In the table below, the stock award column is calculated by multiplying the number of shares that actually vested during the respective year by our closing stock price on the vesting date, and adding the value of any dividend equivalents rights that were paid to the NEO in conjunction with the vestings of the stock:
Realized Pay Table for 2016
Name and Principal Position	Year	Salary ($)	Stock Awards That Vested ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Donald A. Miller, CFA Chief Executive Officer and President	2016	720,000	1,787,612	1,088,044(2)	26,408(3)	3,622,064
	2015	720,000	1,103,036	1,200,000	26,408	3,049,444
	2014	720,000	885,595	1,149,639	25,303	2,780,537
Robert E. Bowers Chief Financial Officer, Executive Vice President	2016	450,000	691,482	521,690(2)	24,282(3)	1,687,454
	2015	450,000	433,550	560,000	24,282	1,467,832
	2014	450,000	349,836	553,208	23,282	1,376,326
Raymond L. Owens Chief Investment Officer, Executive Vice President	2016	289,769	249,877	235,000(2)	24,282(3)	798,928
	2015	275,000	153,850	265,000	24,282	718,132
	2014	260,000	124,959	220,000	23,282	628,241
Carroll A. Reddic, IV Executive Vice President — Real Estate Operations	2016	275,000	249,877	220,000(2)	24,282(3)	769,159
	2015	275,000	153,850	230,000	24,282	683,132
	2014	260,000	124,959	223,742	17,782	626,483
Robert K. Wiberg(1) Executive Vice President — Mid-Atlantic Region and Head of Development	2016	320,000	361,588	230,000(2)	18,282(3)	929,870
	2015	320,000	288,882	250,000	12,282	871,164
	2014	310,000	167,436	264,000	6,032	747,468
(1)
Calculated based on the number of shares vesting on each vesting date during the respective year multiplied by the closing price of our common stock on the respective vesting date and adding the value of any dividend equivalent rights paid out in conjunction with the vestings.

(2)
Represents amounts earned during the year ended December 31, 2016, which were paid in February 2017.

(3)
See detail of all other compensation for 2016 included under Summary Compensation Table above.

Plan-Based Awards
The table below sets forth: (1) the threshold, target, and maximum of our 2016 STIC plan and of the Performance Share Component of our 2016-18 LTIC plan, and (2) the actual shares that were granted in 2016 pursuant to the Deferred Stock Component of our 2015 LTIC Plan.
Grants of Plan-Based Awards for 2016
	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)
Donald A. Miller, CFA
2016 STIC Plan		$540,000	$864,000	$1,440,000
2016 LTIC Plan — 2016 – 18 Performance Share Component	May 24, 2016				31,392	62,783	125,566		$1,445,265
2015 LTIC Plan — Deferred Stock Component	May 24, 2016							72,357(3)	$1,440,628
Robert E. Bowers
2016 STIC Plan		$225,000	$450,000	$675,000
2016 LTIC Plan — 2016 – 18 Performance Share Component	May 24, 2016				11,301	22,602	45,204		$520,298
2015 LTIC Plan — Deferred Stock Component	May 24, 2016							26,048(3)	$518,616
Raymond L. Owens
2016 STIC Plan		$101,500	$203,000	$304,500
2016 LTIC Plan — 2016 – 18 Performance Share Component	May 24, 2016				4,395	8,790	17,580		$202,346
2015 LTIC Plan — Deferred Stock Component	May 24, 2016							10,130(3)	$201,688
Carroll A. Reddic, IV
2016 STIC Plan		$96,250	$192,500	$288,750
2016 LTIC Plan — 2016 – 18 Performance Share Component	May 24, 2016				4,395	8,790	17,580		$202,346
2015 LTIC Plan — Deferred Stock Component	May 24, 2016							10,130(3)	$201,688
Robert K. Wiberg
2016 STIC Plan		$100,000	$200,000	$300,000
2016 LTIC Plan — 2016 – 18 Performance Share Component	May 24, 2016				4,395	8,790	17,580		$202,346
2015 LTIC Plan — Deferred Stock Component	May 24, 2016							10,130(3)	$201,688
(1)
Represents cash payout opportunity for 2016 under the STIC Plan. The amounts actually earned for 2016 are included in the non-equity incentive plan compensation column of the Summary Compensation Table.

(2)
Represents the potential number of shares associated with the payout opportunity under the 2016 – 18 Performance Share Component of the 2016 LTIC Plan. Any amounts earned will be granted in the form of deferred stock in 2019.

(3)
Represents shares awarded in 2016 pursuant to the Deferred Stock Component of the 2015 LTIC Plan (year ended December 31, 2015 performance period).

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding unvested time-based stock awards and equity incentive plan awards that had not been earned or vested as of December 31, 2016 held by our NEOs as of December 31, 2016. All market values were determined by multiplying the number of shares of stock that have not vested or the number of unearned unvested shares by the closing price of our common stock on December 31, 2016 of  $20.91 per share and adding the value of any unvested dividend equivalent rights as of December 31, 2016. All equity incentive programs were established pursuant to the 2007 Omnibus Incentive Plan and no options to purchase shares of our common stock have ever been awarded or granted to our NEOs.

Outstanding Equity Awards at Fiscal Year End 2016
	LTIC Stock Awards
	Deferred Stock Component		Performance Share Component
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Donald A. Miller, CFA:
May 9, 2014 plan award(1)(5)			50,892	$1,180,694
May 9, 2014 award(2)(5)	11,580	$268,656
May 1, 2015 plan award(3)(6)			112,848	$2,525,538
May 1, 2015 award(2)(6)	41,465	$927,987
May 24, 2016 plan award(4)(7)			35,912	$773,544
May 24, 2016 award(2)(7)	54,267	$1,168,911
Total	107,312	$2,365,554	199,652	$4,479,776
Robert E. Bowers
May 9, 2014 plan award(1)(5)			20,357	$472,282
May 9, 2014 award(2)(5)	4,395	$101,964
May 1, 2015 plan award(3)(6)			40,626	$909,210
May 1, 2015 award(2)(6)	16,216	$362,914
May 24, 2016 plan award(4)(7)			12,928	$278,469
May 24, 2016 award(2)(7)	19,536	$420,805
Total	40,147	$885,683	73,911	$1,659,961
Raymond L. Owens
May 9, 2014 plan award(1)(5)			7,124	$165,277
May 9, 2014 award(2)(5)	1,570	$36,424
May 1, 2015 plan award(3)(6)			15,799	$353,582
May 1, 2015 award(2)(6)	5,676	$127,029
May 24, 2016 plan award(4)(7)			5,028	$108,303
May 24, 2016 award(2)(7)	7,596	$163,618
Total	14,842	$327,071	27,951	$627,162
Carroll A. Reddic, IV
May 9, 2014 plan award(1)(5)			7,124	$165,277
May 9, 2014 award(2)(5)	1,570	$36,424
May 1, 2015 plan award(3)(6)			15,799	$353,582
May 1, 2015 award(2)(6)	5,676	$127,029
May 24, 2016 plan award(4)(7)			5,028	$108,303
May 24, 2016 award(2)(7)	7,596	$163,618
Total	14,842	$327,071	27,951	$627,162
Robert K. Wiberg
January 3, 2014 award(8)	7,295	$170,703
May 9, 2014 plan award(1)(5)			10,178	$236,130
May 9, 2014 award(2)(5)	2,355	$54,636
May 1, 2015 plan award(3)(6)			22,570	$505,117
May 1, 2015 award(2)(6)	5,826	$130,386
May 24, 2016 plan award(4)(7)			5,028	$108,303
May 24, 2016 award(2)(7)	7,596	$163,618
Total	23,072	$519,343	37,776	$849,550

(1)
Estimated based on Piedmont’s actual relative TSR performance for the three year performance period ended December 31, 2016. Final awards will be determined by the board during 2017 and any shares actually awarded to NEOs will vest immediately upon issuance.

(2)
Awards vest in 25% increments with 25% vesting immediately upon grant and additional 25% increments vesting on the following three anniversary dates of the grant.

(3)
Estimated based on Piedmont’s actual-to-date relative TSR performance for the three year performance period ended December 31, 2017 as of December 31, 2016. Actual awards to be paid to NEOs will be determined during 2018 based on Piedmont’s actual relative TSR performance for the three year period ended December 31, 2017 and any shares awarded will vest immediately upon issuance.

(4)
Estimated based on Piedmont’s actual-to date relative TSR performance for the three year performance period ended December 31, 2018 as of December 31, 2016. Actual awards to be paid to NEOs will be determined during 2019 based on Piedmont’s actual relative TSR performance for the three year period ended December 31, 2018 and any shares awarded will vest immediately upon issuance.

(5)
Market value of unearned shares is based on our closing stock price as of December 31, 2016 of  $20.91 per share, plus $2.29 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(6)
Market value of unearned shares is based on our closing stock price as of December 31, 2016 of  $20.91 per share, plus $1.47 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(7)
Market value of unearned shares is based on our closing stock price as of December 31, 2016 of  $20.91 per share, plus $.63 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(8)
Award vests pro-rata over five years beginning on the anniversary of the date of grant. Market value of unearned shares is based on our closing stock price as of December 31, 2016 of  $20.91 per share, plus $2.49 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

Stock Vested
The following table provides information regarding the actual number of shares vested for each of our NEOs during the year ended December 31, 2016. No options to purchase shares of our common stock have ever been awarded or granted to our NEOs.
Stock Vested for 2016
	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(1)
Donald A. Miller, CFA	83,118	1,787,612
Robert E. Bowers	32,102	691,482
Raymond L. Owens	11,614	249,877
Carroll A. Reddic, IV	11,614	249,877
Robert K. Wiberg	16,801	361,588
(1)
Value realized on vesting is calculated based on the number of shares vesting on each vesting date during 2016 multiplied by the closing price of our common stock on the respective vesting date and adding the value of any dividend equivalent rights paid out in conjunction with the vestings.

Nonqualified Deferred Compensation
Piedmont offers a Nonqualified Deferred Compensation Plan (“NQDCP”) to certain of its employees, including our NEOs, whereby employees may elect to defer a portion of their salary, STIC or LTIC for any given year. Any amounts deferred by the employee are retained by the Company in a Rabbi Trust until the payout date selected by the participant. The participant directs the investment of the funds while they are retained in the Rabbi Trust (which is subject to corporate creditors’ rights) by selecting from various investment options that closely approximate the investment options available to our employees who participate in our 401(k) plan. The following table provides information regarding each of our NEO’s participation in the NQDCP during the year ended December 31, 2016:

Nonqualified Deferred Compensation
Name	Executive Contributions During the Year Ended December 31, 2016 ($)	Registrant Contributions During the Year Ended December 31, 2016 ($)	Aggregate Earnings During the Year Ended December 31, 2016 ($)	Aggregate Withdrawals/ Distributions During the Year Ended December 31, 2016 ($)	Aggregate Balance as of December 31, 2016 ($)
Donald A. Miller, CFA	—	—	—	—	—
Robert E. Bowers	—	—	—	—	—
Raymond L. Owens	155,485(1)	—	1,182	120,113	74,148
Carroll A. Reddic, IV	—	—	—	—	—
Robert K. Wiberg	—	—	—	—	—
(1)
Included in the the 2016 Summary Compensation Table above.

Potential Payments upon Termination or Change of Control
The employment agreements with four of our NEOs provide for severance payments and benefits upon termination of employment in certain circumstances as set forth in the table below. Mr. Wiberg’s 2012 offer letter in conjunction with his employment contained change in control severance benefits for the first two years of employment that expired in 2014. If an executive resigns without good reason (which includes retirement), or if we terminate an executive for cause, then such executive is only entitled to receive his Accrued Benefits, as defined below.
	Without Cause or For Good Reason	Termination in the Event of Change-in-Control, Without Cause, or For Good Reason	Non-renewal by Us of Executive’s Employment Agreement	Death or Disability
Donald A. Miller, CFA:
Accrued Benefits(1)	X	X	X	X
Pro-rated annual bonus(2)	X	X	X	X
2x Annual Salary and Average Bonus(3)	X	X	X	X
Two years of medical benefits(4)	X	X
One year of medical benefits(4)			X	X
Robert E. Bowers:
Accrued Benefits(1)	X	X	X	X
Pro-rated annual bonus(2)	X	X	X	X
2x Annual Salary and Average Bonus(3)	X	X	X	X
Two years of medical benefits(4)	X	X
One year of medical benefits(4)			X	X
Raymond L. Owens
Accrued Benefits(1)	X	X	X	X
Pro-rated annual bonus(2)	X	X	X	X
1x Annual Salary and Average Bonus(3)	X	X	X	X
One year of medical benefits(4)	X	X	X	X
Carroll A. Reddic, IV
Accrued Benefits(1)	X	X	X	X
Pro-rated annual bonus(2)	X	X	X	X
1x Annual Salary and Average Bonus(3)	X	X	X	X
One year of medical benefits(4)	X	X	X	X
(1)
“Accrued Benefits” include any unpaid annual salary that has accrued, payment for unused vacation, any earned but unpaid annual bonus for the previous year, unreimbursed expenses, and any rights granted the executive pursuant to our 2007 Omnibus Incentive Plan which includes upon retirement (defined as minimum age 62): a) the executive’s pro-rata share of any unvested Performance Share Program awards earned considering the number of service months worked as compared to the total service months of the plan; and b) the vesting of any unvested deferred stock award at the time of approved retirement.

(2)
For the then-current year.

(3)
Average bonus is based upon bonuses paid for the three years prior to the year of termination.

(4)
For the executive and the executive’s spouse and eligible dependents.

The amounts described above do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include:
➢
distribution of balances under our 401(k) plan;

➢
life insurance proceeds in the event of death; and

➢
disability insurance payouts in the event of disability.

The employment agreements do not provide for tax “gross ups” in the event such payments are made.
The following table summarizes the potential cash payments and estimated equivalent cash value of benefits that would be payable to the NEOs under the terms of their employment agreements under the various termination scenarios listed below, assuming the event occurred on December 31, 2016:
Name	Without Cause/ For Good Reason ($)	Change-in-Control (Termination Without Cause/ For Good Reason) ($)	Non-renewal by Us of Initial or Subsequent Term ($)	Death/ Disability ($)
Donald A. Miller, CFA(1)	9,296,303	9,296,303	9,271,786	9,271,786
Robert E. Bowers(2)	4,113,202	4,113,202	4,088,685	4,088,685
Raymond L. Owens(3)	1,329,841	1,329,841	1,329,841	1,329,841
Carroll A. Reddic, IV(4)	1,298,845	1,298,845	1,298,845	1,298,845
(1)
Includes $5,487,788 representing the value of unvested equity awards that would vest upon each triggering event.

(2)
Includes $2,056,928 representing the value of unvested equity awards that would vest upon each triggering event.

(3)
Includes $764,170 representing the value of unvested equity awards that would vest upon each triggering event.

(4)
Includes $764,170 representing the value of unvested equity awards that would vest upon each triggering event.

Director Compensation for 2016
Compensation of Directors

We pay our non-employee directors a combination of cash and equity compensation for serving on the board of directors.
Cash Compensation
As compensation for serving on the board of directors, during 2016 we paid each of our non-employee directors an annual retainer of  $65,000 ($70,000 for Audit Committee members) and paid our chairman of the board an additional $65,000 annual retainer. Additionally, we also paid annual retainers to each of our committee chairmen in the following amounts:
➢
$12,500 to the Chairman of the Audit Committee;

➢
$10,000 to the Chairman of the Compensation Committee; and

➢
$7,500 to the Chairman of each of our other committees.

All directors may receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. We do not provide any perquisites to our directors.
Non-Employee Director Equity Awards
Non-employee directors are granted an equity award pursuant to the 2007 Omnibus Incentive Plan either annually or upon their initial appointment to the board of directors. The award is equivalent to $80,000 payable in the form of shares of our common stock and vests upon the earlier of the first anniversary of the date of grant or the next annual stockholders meeting. The amount of the award was determined based on the advice and recommendation of our compensation consultant after considering the peer group described in the Compensation Discussion and Analysis.
The following table sets forth information regarding the compensation that we paid to any person that served as one of our non-employee directors during the year ended December 31, 2016. Mr. Miller did not receive any additional compensation for his service as director in 2016.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Kelly H. Barrett	58,333	80,000	—	138,333
Michael R. Buchanan	135,000	80,000	—	215,000
Wesley E. Cantrell	74,375	80,000	—	154,375
Frank C. McDowell	78,750	80,000	—	158,750
Barbara B. Lang	65,000	80,000	—	145,000
Raymond G. Milnes, Jr.	86,875	80,000	—	166,875
Jeffrey L. Swope	74,375	80,000	—	154,375
Dale H. Taysom	70,000	80,000	—	150,000
(1)
Amount represents the grant date fair value for financial statement reporting purposes in accordance with FASB ASC Topic 718 and is based on the closing price of our common stock on May 12, 2016, the date of grant, of  $20.40 per share. Shares granted vest on the one year anniversary of the date of grant, or May 12, 2017.

Equity Compensation Plan Information
The following table summarizes shares remaining for future issuance under the 2007 Omnibus Incentive Plan as of December 31, 2016:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	—	$—	2,093,288
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	2,093,288
Compensation Committee Report
The Compensation Committee is responsible for, among other things, reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans are based and setting the overall compensation principles that guide the committee’s decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the board of directors that the CD&A be included in this 2016 proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2016.
The 2016 Compensation Committee:
Frank C. McDowell (Chairman)
Wesley E. Cantrell
Barbara B. Lang
Jeffrey L. Swope

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the board of directors or Compensation Committee of another entity that has one or more executive officers serving on our board of directors.
COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT
To address potential risk to our stockholders our Compensation Committee designed our compensation programs with the following characteristics:
➢
the Compensation Committee of the board of directors has discretion to adjust any award that is earned based on achievement of performance goals. If the Compensation Committee believes that any of the targets set forth in the compensation plans has been achieved in a manner that is not consistent with the long-term best interests of the Company’s stockholders, or believes that the overall compensation to be paid under the terms of the plan is not appropriate for any reason, the Compensation Committee may adjust the calculated compensation associated with that plan accordingly;

➢
oversight of programs (or components of programs) by a broad-based group of individuals, including human resources, finance, internal audit, and an independent compensation consultant;

➢
a mix of compensation elements that provide focus on both short- and long-term goals as well as cash and equity-based compensation so as not to inappropriately emphasize one measure of our performance;

➢
caps on the maximum payouts available and minimum thresholds required before payment under certain incentive programs, including both short and long-term incentive plans;

➢
performance goals within incentive programs that reference reportable, broad-based financial metrics;

➢
setting performance goals that are intended to be challenging yet provide employees a reasonable opportunity to reach the threshold amount, while requiring meaningful performance to reach the target level and substantial performance to reach the maximum level;

➢
equity compensation awards that may be earned or vest over a number of years ensuring that our executives’ interests align with those of our stockholders over the long term; and

➢
stock ownership guidelines that require our executive officers and directors to accumulate and maintain a significant ownership interest in the Company.

Certain Relationships and Related Transactions
Review, Approval or Ratification of Transactions with Related Persons

Our Code of Ethics, which is posted on our website at www.piedmontreit.com, prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. Our Audit and Nominating and Corporate Governance Committees review any transaction a director or executive officer proposes to have with us that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, these committees ensure that all such transactions are approved by a majority of the board of directors (including a majority of independent directors) not otherwise interested in the transaction and are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties. No transaction has been entered into with any director or executive officer that does not comply with those policies and procedures. There were no transactions since January 1, 2016 that would require disclosure under Item 404(a) of Regulation S-K.

Stock Ownership
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of February 28, 2017. Except as described below, each stockholder has sole investment and dispositive power over such shares.
Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage(5)
Directors and Named Executive Officers:
Kelly H. Barrett	—	*
Michael R. Buchanan	31,864	0.02%
Wesley E. Cantrell	35,811	0.02%
Barbara B. Lang	2,423	*
Frank C. McDowell	46,841	0.03%
Raymond G. Milnes, Jr.	11,645	0.01%
Jeffrey L. Swope	50,121	0.03%
Dale H. Taysom	3,878	*
Donald A. Miller, CFA	468,263	0.32%
Robert E. Bowers	169,358	0.12%
Raymond L. Owens	75,057	0.05%
Carroll A. Reddic	62,508	0.04%
Robert K. Wiberg	42,571	0.03%
5% Stockholders:
BlackRock, Inc.(2)	9,293,319	6.40%
FMR LLC(3)	16,010,733	11.02%
The Vanguard Group, Inc.(4)	22,510,054	15.49%
All executive officers and directors as a group (18 persons)	1,104,560	0.76%
*
Less than 0.01% of the outstanding common stock.

(1)
The address of each of the stockholders listed, other than BlackRock, Inc., FMR LLC, and The Vanguard Group, Inc., is c/o Piedmont Office Realty Trust, Inc., 11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097.

(2)
According to Amendment No. 4 to Schedule 13G filed on January 25, 2017, BlackRock Inc. has sole voting power over 8,711,347 shares and dispositive power over 9,293,319 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
According to Amendment No. 6 to Schedule 13G filed on February 14, 2017, FMR LLC has sole voting power over 8,030,237 shares and sole dispositive power over 16,010,733 shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)
According to Amendment No. 7 to Schedule 13G filed on February 13, 2017, The Vanguard Group has sole voting power over 273,056 shares, shared voting power over 172,161 shares, sole dispositive power over 22,258,598 shares, and shared dispositive power over 251,456 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. We understand that The Vanguard Group, Inc. has determined that it does not own such shares for purposes of the 9.8% ownership limitation in our corporate charter (giving effect to the ownership definitions in our corporate charter), notwithstanding that it is deemed to beneficially own such shares for purposes of SEC regulations.

(5)
Based on 145,319,847 shares outstanding as of February 28, 2017.

None of the shares beneficially owned by our directors or executive officers are subject to pledge and no other persons own 5% or greater of our common stock. Derivative and hedging transactions involving Piedmont stock are strictly prohibited by our Insider Trading Policy.
Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, executive officers and any persons beneficially owning more than 10% of our common stock are required to file reports of ownership and changes in ownership of such stock with the SEC. Based solely on our review of copies of these reports filed with the SEC and written representations furnished to us by our officers and directors, we believe that all of the persons subject to the Section 16(a) reporting requirements filed the required reports on a timely basis with respect to fiscal year 2016.

AUDIT COMMITTEE REPORT
Report of the Audit Committee

Pursuant to the Audit Committee Charter adopted by the board of directors of Piedmont, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent registered public accounting firm and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting which management has established, and the audit and financial reporting process. The 2016 Audit Committee was composed of four independent directors and met six times in fiscal year 2016. Management of Piedmont has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent registered public accounting firm devotes more time and has access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of Piedmont, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of Piedmont; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, AICPA, Professional Standards, Vol. 1 AU, Section 380 as adopted by the Public Company
Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other PCAOB standards, rules of the SEC, and other applicable regulations. The Audit Committee also received from and discussed with the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB relating to that firm’s independence from Piedmont and has discussed with that firm their independence. In addition, the Audit Committee considered the compatibility of non-audit services provided by the independent registered public accounting firm with the registered public accounting firm’s independence.
The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets periodically with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the financial reporting of Piedmont.
In reliance on these reviews and discussions, the Audit Committee approved the audited financial statements of Piedmont and recommended to the board of directors that they be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The board of directors approved the Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.
The 2016 Audit Committee
Raymond G. Milnes, Jr. (Chairman)
Kelly H. Barrett
Michael R. Buchanan
Dale H. Taysom
The Report of the Audit Committee to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Piedmont under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Stockholder Proposals
In order to be eligible for presentation at our 2018 annual meeting, our Bylaws require that written notice of any director nominations or other stockholder proposals must be received by our Secretary no earlier than February 16, 2018 and no later than March 18, 2018 at the following address: Thomas A. McKean, Secretary, Piedmont Office
Realty Trust, 11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals submitted for inclusion in our proxy statement for the 2018 Annual Meeting must be received by December 9, 2017.

Householding
The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single annual report, proxy statement, proxy statement combined with a prospectus, information statement, or Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and Piedmont. It reduces the volume of duplicate information received at your household and helps Piedmont reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.
If any stockholders in your household wish to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, they may call us at 866-354-3485, write to us at Piedmont Shareowner Services at P.O. Box 30170, College Station, TX 77842-3170, or e-mail us at investor.services@piedmontreit.com. If you are a stockholder that receives multiple copies of our proxy materials or Notice of Internet Availability of Proxy Materials, you may request Householding by contacting us in the same manner and requesting a householding consent.

Other Matters
As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to herein. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

Appendix A
PIEDMONT OFFICE REALTY TRUST, INC.
AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN
SECTION 1. HISTORY; GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the Piedmont Office Realty Trust, Inc. Amended and Restated 2007 Omnibus Incentive Plan (the “Plan”). The Plan was originally effective as of April 16, 2007 (the “2007 Plan”). In January 2010, in connection with a 3 to 1 reverse stock split, the number of shares authorized for issuance under the 2007 Plan was reduced from 14,000,000 to 4,666,667. As of December 31, 2016, the Company had approximately 2.1 million remaining authorized shares that had not been awarded under the 2007 Plan. On March 20, 2017, the Board amended and restated the 2007 Plan to (i) increase the total number of shares of Stock available for issuance of Awards by one million shares from 4,666,667 to 5,666,667, (ii) to extend the expiration date of the Plan for ten years until April 16, 2027, and (iii) to make certain other changes as set forth herein.
Subject to shareholder approval, the Plan shall become effective on April 16, 2017 (the “Effective Date”), and unless sooner terminated as provided herein, shall terminate ten (10) years after the Effective Date. After the Plan is terminated, no Awards may be granted under the Plan, but any Award granted under the Plan on or prior to the date of such termination shall remain outstanding in accordance with the terms of the Plan and the terms of the Award. Any Awards granted under the Plan after the Effective Date but prior to shareholder approval of the Plan shall be contingent upon such shareholder approval; provided that no shares of Stock may be issued pursuant to any such Award prior to shareholder approval of the Plan.
The purpose of the Plan is to encourage and enable the officers, key employees, Non-Employee Directors and consultants of Piedmont Office Realty Trust, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire an equity- based incentive interest in the Company and incentive Cash Awards. It is anticipated that providing such persons with interests and Awards of this nature will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Other Stock-based Awards, Dividend Equivalent Rights and Cash Awards granted under the Plan.
“Board” means the Board of Directors of the Company.
“Cash Award” means Awards to be paid by the Company in cash, but excluding all Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Other Stock-based Awards and Dividend Equivalent Rights, whether or not settled by the Company in cash.
“Change in Control” shall mean:
(i) The acquisition by any individual, entity or group (other than the Company or any employee benefit plan of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing more than 50% of the voting power of all securities of the Company entitled to vote generally in the election of directors, determined on a fully-diluted basis (“Company Voting Securities”); provided, however, that such acquisition shall not constitute a Change in Control hereunder if the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, voting power that constitutes a majority of the voting power of all voting securities entitled to vote generally in the election of directors of the successor entity;
(ii) The date upon which individuals who as of the Effective Date constitute a majority of the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board, provided, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of all then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee.
“Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.
“Deferred Stock Award” means Awards granted pursuant to Section 8.
“Dividend Equivalent Right” means Awards granted pursuant to Section 10.
“Effective Date” means April 16, 2017.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock as of a particular date means:
(i) if the Stock is then listed on a national securities exchange or quoted or reported on the NASDAQ Global Market (“NASDAQ”), the closing sales price per share on the exchange or NASDAQ for such date or, if there was no sale of shares of Stock on such date, for the last preceding date on which there was a sale of shares of Stock on such exchange or NASDAQ, as determined by the Committee,
(ii) if the Stock is not then listed on a national securities exchange or quoted on NASDAQ but is then traded on an over-the-counter market, the average of the closing bid and asked prices for the Stock in such over-the-counter market for such date or, if there was no bid and asked quotation on such date, for the last preceding date on which there was a bid and asked quotation for such Stock in such market, as determined by the Committee, or
(iii) if the Stock is not then listed on a national securities exchange, quoted on NASDAQ or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Stock is so listed or traded, the Committee may make such discretionary determinations where the Stock has not been traded or bid and asked quotations published for 10 consecutive trading days.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Other Stock-based Awards” means Awards granted pursuant to Section 9.
“Operating Partnership” means Piedmont Operating Partnership, L.P., a Delaware limited partnership, the entity through which the Company conducts its business and an entity that is treated as a partnership for federal income tax purposes.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Performance Award” means any Restricted Stock Award, Deferred Stock Award, Other Stock-based Award or Cash Award granted to a Covered Employee (or a person who the Committee believes may be or may become a Covered Employee) that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.
“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company, the Operating Partnership or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and any of which may be measured on an aggregate or per share basis:
(i) earnings before any one or more of the following: interest, taxes, depreciation or amortization,
(ii) net income (loss) (either before or after interest, taxes, depreciation and/or amortization),
(iii) changes in the market price of the Stock (on a per share or aggregate basis),
(iv) economic value-added,
(v) funds from operations or similar measure,
(vi) sales or revenue,
(vii) acquisitions or strategic transactions,
(viii) operating income (loss),
(ix) cash flow (including, but not limited to, operating cash flow and free cash flow),
(x) return on capital, assets, equity, or investment,
(xi) stockholder returns (including total returns calculated to include aggregate Stock appreciation and total dividends paid, assuming full reinvestment of dividends, during the applicable period),
(xii) various “non-GAAP” financial measures customarily used in evaluating the performance of REITs,
(xiii) return on sales,
(xiv) gross or net profit levels,
(xv) productivity,
(xvi) expense levels or management,
(xvii) margins,
(xviii) operating efficiency,
(xix) customer/tenant satisfaction,
(xx) working capital,
(xxi) earnings (loss) per share of Stock,
(xxii) revenue or earnings growth,
(xxiii) number of securities sold,
(xxiv) the Company’s ranking against selected peer groups,
(xxv) “same-store” performance from period to period,
(xxvi) leasing or occupancy rates,
(xxvii) objectively determinable capital deployment,
(xxviii) objectively determined expense management,
(xxix) sales or market shares,
(xxx) number of customers, and
(xxxi) establishment of a trading market for the Company’s Stock.
“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more performance conditions will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award, Other Stock-based Award or Cash Award.

“Performance Goals” means, for a specific Performance Award for a specific Performance Cycle, the specific goals established in writing by the Committee for such Award and Performance Cycle based upon the Performance Criteria.
“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
“Restricted Stock” means shares of Stock issued or transferred to a grantee subject to forfeiture and the other restrictions, as contemplated by Section 7.
“Restricted Stock Award” means Awards granted pursuant to Section 7.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Settlement Date” means the date determined under Section 8(b).
“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” or “SAR” means any Award granted pursuant to Section 6.
“Subsidiary” means any corporation, partnership or other entity of which at least 50% of the economic interest in the equity or voting power is owned (directly or indirectly) by the Company or the Operating Partnership. In the event the Company becomes such a subsidiary of another company (directly or indirectly), the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to such parent company.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f), respectively, of the Code.
“Termination of Service” means a grantee’s termination of employment (subject to the provisions of Section 16) or other service, as applicable, with the Company and Subsidiaries (or, following a Corporate Event, with any successor to the Company or parent of the Company as a result of such Corporate Event, or subsidiaries of such entities) for any reason. Unless otherwise provided in the Award agreement, cessation of service as an officer, employee, director or consultant, or other covered positions shall not be treated as a Termination of Service if the grantee continues without interruption to serve thereafter in another one (or more) of such other capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases.
“Unforeseeable Emergency” has the meaning set forth in Section 14(c)(iii).
SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a) Committee. The Plan shall be administered by the Committee. The Committee shall consist solely of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code; provided that no action taken by the Committee (including, without limitation, grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder.
(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i) to select the officers, key employees, Non-Employee Directors and consultants to whom Awards may from time to time be granted;
(ii) to determine the time or times of grant, and the extent, if any, of Cash Awards, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Other Stock-based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments and agreements evidencing the Awards;
(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised;
(vii) to correct any defect, omission or inconsistency in the Plan or in any Award agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(viii) to waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service; and
(ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Board and the Committee shall be binding on all persons, including the Company and Plan grantees.
(c) Award Agreements and Instruments. Each agreement or instrument setting forth the terms of an Award shall contain such terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Stock from a grantee of an Award or any other person, then, notwithstanding the provisions of the Award agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Maryland law. Each grantee of an Award shall take whatever additional actions and execute whatever additional documents as the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the grantee pursuant to the express provisions of the Plan and the Award agreement.
(d) Delegation. The Committee, in its discretion (taking into account, without limitation, considerations under Section 16 of the Exchange Act), may delegate to the Board, another committee of the Board or the Chief Executive Officer of the Company or his or her delegate, all or part of the Committee’s authority and duties with respect to Awards, including, without limitation, the granting of Awards to non-executive officers, where relief from the limitation of Section 162(m) of the Code is not sought. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of Awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the Option exercise price, or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan.
(e) No Liability of Committee Members; Indemnification. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made or action taken or not taken in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or by-laws, under any other contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 3. STOCK ISSUABLE AND AWARD LIMITATIONS UNDER THE PLAN; MERGERS; SUBSTITUTION
(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be increased from 4,666,667 to 5,666,667, subject to adjustment as provided in Section 3(c) and Section 3(d). For sake of clarity, the shares of Stock available for issuance under the Plan shall be reduced by the number of shares of Stock issuable pursuant to Awards granted under the 2007 Plan prior to the Effective Date. Any of the authorized shares of Stock may be used for any type of Award under the Plan, and any or all of the authorized shares of Stock may be granted as Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
In determining the number of shares of Stock available for grant under the Plan at any time, the following rules shall apply:
(i) Any shares of Stock subject to an Award granted under the Plan or the 2007 Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of Stock (or with the forfeiture of Stock in connection with a Restricted Stock Award), is settled in cash in lieu of Stock, or is exchanged with the Committee’s permission, prior to the issuance of Stock for an Award not involving Stock, shall become available again for grant under the Plan.
(ii) Any shares of Stock that are withheld by the Company or tendered (by either actual delivery or attestation) to pay the exercise price of a Stock Option or to satisfy tax withholding obligations associated with an Award, shall not become available again for grant under the Plan.
(iii) Any shares of Stock that were subject to a stock-settled Stock Appreciation Right under the Plan that were not issued upon the exercise of such Stock Appreciation Right shall not become available again for grant under the Plan.
(iv) Any shares of Stock that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option shall not become available again for grant under the Plan.
(v) Any shares of Stock subject to “substitute awards” pursuant to Section 3(e) shall not be counted against the number of shares of Stock available for grant under the Plan, nor shall they reduce the shares of Stock authorized for grant to any person in any calendar year.
(b) Award Limitations. Award grants shall be subject to the following limitations, subject to adjustment as provided in Sections 3(c) and (d):
(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award is 3,500,000 per calendar year;
(ii) the maximum number of shares of Stock that can be awarded under the Plan, excluding Performance Awards and shares subject to Options or to SARs, to any person eligible for an Award is 1,000,000 per calendar year; and
(iii) the maximum value that any grantee may receive pursuant to all Performance Awards with respect to any fiscal year of the Company included in the applicable Performance Cycle shall be $10 million aggregate (or such portion thereof correlating to the portion of such fiscal year included in such Performance Cycle).
(c) Changes in Stock. Subject to Section 3(d), if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that can be granted under a Performance Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Committee shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration extraordinary dividends, acquisitions or dispositions of stock or property or any other similar corporate event to the extent necessary to avoid a material distortion in the value of the Awards. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.
No adjustment shall be made under this Section 3(c) in the case of an Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code or a modification of the Option or Stock Appreciation Right such that the Option or Stock Appreciation Right becomes treated as “nonqualified deferred compensation” subject to Section 409A.
(d) Mergers and Other Transactions. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in the event of  (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, (iii) the sale of all or substantially all of the assets of the Company, (iv) the reorganization or liquidation of the Company or (v) a Change in Control (each of the foregoing, a “Corporate Event”), in lieu of providing the adjustment set forth in Section 3(c), the Committee may, in its discretion, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior (but no more than 60 days prior) to the consummation date of such Corporate Event and/or (y) provide that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, and in the case of Options or other Awards with an exercise price or similar provision, less such applicable exercise price, such payment to be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive substantially equivalent property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity, the Committee may, with the consent of the successor entity, provide for the consideration to be received in respect of the Award to be solely equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Stock in the Corporate Event.
Notwithstanding anything to the contrary in this Section 3(d), in the event of a Corporate Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment or other consideration for each share surrendered in the Corporate Event, the Committee shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in consideration for the cancellation thereof  (including the cancellation of Options and Stock Appreciation Rights that are not then exercisable), in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Corporate Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.
(e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.
(f) Award Limits for Non-Employee Directors. The maximum aggregate fair value of Awards granted under the Plan to any Non-Employee Director during any calendar year shall not exceed $250,000, with fair value determined under applicable accounting standards as of the date of grant. For the avoidance of doubt, the annual award limit set forth in this Section 3(f) shall solely apply to Awards granted under this Plan and shall not apply to Awards granted to a Non-Employee Director in lieu of all or any portion of such Non-Employee Director’s cash-based director fees.
SECTION 4. ELIGIBILITY
Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and consultants of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.
SECTION 5. STOCK OPTIONS
(a) Form of Awards. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options shall be subject to the terms and conditions set forth in the Plan and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.
(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value of a share of Stock on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the grant date.
(c) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement or approved by the Committee:
(i) In cash, by certified or bank check or other instrument acceptable to the Committee;
(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii) Through written direction of the optionee to have shares of Stock withheld from the shares otherwise to be received, with such withheld shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price; or
(iv) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.
(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6. STOCK APPRECIATION RIGHTS
(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised; provided, however, that after consideration of possible accounting issues, the Committee may, in its sole discretion, settle Stock Appreciation Rights in a combination of shares of Stock and cash, or exclusively with cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, an amount) equal to such excess.
(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.
A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.
(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:
(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.
(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.
SECTION 7. RESTRICTED STOCK AWARDS
(a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock Award shall be evidenced by a Restricted Stock Award agreement. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.
(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, and subject to such conditions contained in the written instrument evidencing the Restricted Stock Award, a grantee shall have all the rights of a stockholder of the Restricted Stock, including the right to vote the shares of the Restricted Stock, and the right to receive any cash dividends; provided, however that cash dividends on such shares shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and shall be forfeited if the underlying shares are forfeited), and paid over to the grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Unless the Committee shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d), and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d), and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.
(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17, in writing after the Award agreement is issued, upon a grantee’s Termination of Service, any Restricted Stock that has not vested at the time of Termination of Service shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company from such grantee or such grantee’s legal representative at its original purchase price actually paid by grantee (if any) simultaneously with such Termination of Service, and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the

Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s Termination of Service and such shares shall be subject to the provisions of Section 7(c).
SECTION 8. DEFERRED STOCK AWARDS
(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre- established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Phantom stock units related to each vested Deferred Stock Award shall be paid to the grantee in the form of shares of Stock; provided that the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that, after consideration of possible accounting issues, a Deferred Stock Award may be settled (i) in cash at the applicable Fair Market Value of the shares of Stock underlying such Award, (ii) in cash or by transfer of shares of Stock as elected by the grantee in accordance with procedures established by the Committee, or (iii) in cash or by transfer of shares of Stock as elected by the Company.
(b) Time of Payment. Regarding the time at which payment in respect of vested Deferred Stock Awards will be made or commence:
(i) Unless otherwise provided in the applicable Award agreement, the “Settlement Date” with respect to a Deferred Stock Award is the first day of the month to follow the date on which the Deferred Stock Award vests; provided that a grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the grantee to the first day of the month to follow the grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 8(b)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.
(ii) Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 8(b), is the date of the grantee’s death.
(c) Installment Payments. Payment (whether of cash or shares) in respect of vested Deferred Stock Awards shall be made in a single sum by the Company; provided that, with respect to Deferred Stock Awards of a grantee which have a common Settlement Date, the Committee may permit the grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years, rather than a single- sum payment.
(d) Unforeseeable Emergency. Notwithstanding any other provision of the Plan, a grantee may receive any amounts to be paid in installments as provided in Section 8(c) or deferred by the grantee as provided in Section 8(b) in the event of an Unforeseeable Emergency. Distributions of amounts pursuant to this Section 8(d) because of an Unforeseeable Emergency shall not exceed the amounts necessary, as determined by the Committee in its sole discretion, to satisfy the emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the grantee’s asset (to the extent the liquidation of such assets might itself cause severe financial hardship), and/or (iii) by future cessation of the making of additional deferrals under Sections 8(b) and 8(c).
(e) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A of the Code and such other rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(f) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Committee may determine.
(g) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s Termination of Service.
SECTION 9. OTHER STOCK-BASED AWARDS
(a) Nature of Other Stock-based Awards. Other Stock-based Awards that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or otherwise calculated by reference to or based on (i) shares of Stock, including without limitation, convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests, (ii) equity interests in a Subsidiary or the Operating Partnership, (iii) Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary (including the Operating Partnership) or group of Subsidiaries, and (iv) any class of profits interest or limited liability company interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by the Operating Partnership or a Subsidiary that is treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of IRS Revenue Procedure 93-27 (or as an interest the issuance of which is similarly treated for income tax purposes pursuant to superseding or successor governing authority) with respect to a grantee in the Plan who is rendering services to or for the benefit of the issuing Operating Partnership or Subsidiary.
(b) Calculation of Reserved Shares. For purposes of calculating the number of shares of Stock underlying an Other Stock-based Award relative to the total number of shares of Stock reserved and available for issuance under Section 3(a), the Committee shall establish in good faith the maximum number of shares of Stock to which a grantee receiving such Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Stock underlying Other Stock-based Awards shall be reduced accordingly by the Committee and the related shares of Stock shall be added back to the shares of Stock otherwise available for issuance under the Plan. Other Stock-based Awards may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible grantees to whom, and the time or times at which, Other Stock-based Awards shall be made; the number of Other Stock-based Awards to be granted; the price, if any, to be paid by the grantee for the acquisition of such Other Stock-based Awards; and the restrictions and conditions applicable to such Other Stock-based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee at the time of grant in its sole discretion. The Committee may allow Other Stock-based Awards to be held through a limited partnership, or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 9. The provisions of the grant of Other Stock-based Awards need not be the same with respect to each grantee.
(c) Restrictions on Transfer. Awards made pursuant to this Section 9 may be subject to transfer restrictions, with conditions and limitations as to when Other Stock-based Awards can be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any applicable vesting, performance or deferral period lapses to be established by the Committee at the time of grant in its sole discretion.
(d) Dividend Equivalents. The Award agreement, other Award documentation in respect of an Other Stock- based Award, or a separate agreement if required by Section 409A, may provide that the recipient of an Award under this Section 9 shall be entitled to receive, currently or on a deferred or contingent basis, dividends or Dividend Equivalents with respect to the number of shares of Stock underlying the Award or other distributions from the Operating Partnership prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested.
(e) Consideration. Other Stock-based Awards granted under this Section 9 may be issued for no cash consideration.

SECTION 10. DIVIDEND EQUIVALENT RIGHTS
(a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award (excluding a Stock Option or Stock Appreciation Right, but including, a Deferred Stock Award or any Other Stock-based Award) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid in cash or in Stock, or a combination of the two, as determined by the Committee, and may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award shall provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award.
(b) Interest Equivalents. Any Award under the Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
(c) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s Termination of Service.
SECTION 11. TERMS AND CONDITIONS OF PERFORMANCE AWARDS
(a) Performance Conditions. The right of a grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 11(b) in the case of a Performance Award. Depending on the criteria used to establish such performance conditions, the performance conditions may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of performance conditions for any such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Committee may not exercise such discretion in a manner that would increase any Performance Award.
(b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that an Award to be granted to a grantee who is designated by the Committee as potentially to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre- established Performance Goals and other terms set forth in this Section 11(b).
The Performance Goals for such Performance Awards shall consist of one or more Performance Criteria and a targeted level or levels of performance with respect to each of such Performance Criteria, as specified by the Committee consistent with this Section 11(b). Performance Goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance Goals may differ for Performance Awards granted to any one grantee or to different grantees.
Performance Goals shall be established not later than 90 days after the beginning of any Performance Cycle applicable to such Performance Awards, or at such other date as may be required or permitted for “performance- based compensation” under Code Section 162(m).

Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce (but may not increase) the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of service by the grantee prior to the end of a Performance Cycle or settlement of such Performance Awards.
If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award shall be exercised by the Committee and not the Board.
(c) Written Determinations. All determinations by the Committee as to the establishment of Performance Goals, the amount of any Performance Award pool or potential individual Performance Awards, and the achievement of Performance Goals shall be made in writing. To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.
(d) Status of Section 11(b) Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards granted pursuant to Section 11(b) constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 11(b), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as potentially to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
SECTION 12. TRANSFERABILITY OF AWARDS
(a) Transferability. Except as provided in Section 12(b), during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b) Committee Action. Notwithstanding Section 12(a), the Committee, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Award.
(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 13. TAX WITHHOLDING
(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received hereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. Notwithstanding anything contained in the Plan or the Award agreement to the contrary, the grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Stock or any other Award benefit to the grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option Award, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Other Stock-based Award or Dividend Equivalent Rights shall be forfeited upon the failure of such grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock Award (or other income-recognition event) or (iii) distributions in respect of any Deferred Stock Award, Other Stock-based Award or Dividend Equivalent Right. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.
(b) Payment in Stock. Subject to approval by the Committee, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.
SECTION 14. ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A.
In the event any Stock Option or Stock Appreciation Right under the Plan is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of the Plan or the terms of any agreement relating to such 409A Award.
(a) Exercise and Distribution. Except as provided in Section 14(b), no 409A Award shall be distributable earlier than upon one of the following:
(i) Specified Time. A specified time or pursuant to a fixed schedule set forth in the written instrument evidencing the 409A Award.
(ii) Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, distribution under this Section 14(a)(ii) may not be made before the date that is six months after the date of separation from service.
(iii) Death. The date of death of the 409A Award grantee.
(iv) Disability. The date the 409A Award grantee becomes disabled (within the meaning of Section 14(c)(ii)).
(v) Unforeseeable Emergency. The occurrence of an Unforeseeable Emergency, but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).
(vi) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 14(c)(i)), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event to the extent permitted by Section 409A.
(b) No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 14(a), except in the case of one of the following events:
(i) Domestic Relations Order. The 409A Award may permit the acceleration of the distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii) Conflicts of Interest. The 409A Award may permit the acceleration of the distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).
(iii) Change in Control Event. The Committee may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation to the extent permitted by Section 409A.
(c) Definitions. Solely for purposes of this Section 14 and Section 8(d) and not for other purposes of the Plan, the following terms shall be defined as set forth below:
(i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in the most recent authoritative guidance (as determined by the Committee in good faith) from the Department of the Treasury).
(ii) “Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.
(iii) “Unforeseeable Emergency” means, as determined by the Committee in its sole discretion, a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee. Without limitation, the need or desire to send a grantee’s child to college or to purchase a home shall not constitute an Unforeseeable Emergency.
SECTION 15. PARACHUTE LIMITATIONS
Notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a grantee with the Company or any affiliate, except an agreement, contract, or understanding that expressly modifies or excludes application of this Section 15 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the grantee (including groups or classes of grantees or beneficiaries of which the grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the grantee (a “Benefit Arrangement”), if the grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that grantee and any other right to receive any payment or other benefit under the Plan shall not become exercisable, vested or payable (as the case may be) to the extent that such right to exercise, vesting, or payment, taking into account all other rights, payments, or other benefits to or for the grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”). In the event that the receipt of any such right to exercise, vesting, payment, or benefit under the Plan, in conjunction with all other rights, payments, or benefits to or for the grantee under any Other Agreement or any Benefit Arrangement, would cause the grantee to be considered to have received a Parachute Payment under the Plan, then the grantee shall have the right to designate those rights, payments, or benefits under the Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the grantee under the Plan be deemed to be a Parachute Payment.
SECTION 16. TRANSFER, LEAVE OF ABSENCE, ETC.
For purposes of the Plan, the following events shall not be deemed a termination of employment:
(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 17. AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect in any material way rights under any outstanding Award without the holder’s consent. Notwithstanding the foregoing, in no event may any award granted under the Plan (i) be amended to decrease the exercise price or other similar price applicable thereto, (ii) be cancelled at a time when its exercise price or other similar price exceeds the fair market value of the underlying Stock in exchange for another award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such award, unless such amendment, cancellation or action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the exercise price or other similar price applicable to an award granted under the Plan that is made in accordance with Section 3(c) or (d) shall not be considered a reduction in exercise price or other similar price or “repricing” of such award.
Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code or the extent required by the shareholder approval requirements of any national securities exchange or NASDAQ (at such times as the Company has shares of Stock listed or authorized for trading on such national securities exchange or NASDAQ), Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(c), 3(d) or 11(d).
SECTION 18. STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 19. GENERAL PROVISIONS
(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof, and to provide such other undertakings and representations as are customary in the issuance of securities in a manner that is exempt from the registration requirements of applicable securities laws.
No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop- orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.
(b) Delivery of Stock Certificates. Stock certificates issued to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).
(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in the Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the employee’s employment or other service at any time.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.
(e) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.
SECTION 20. GOVERNING LAW
The Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.
SECTION 21. RESTRICTIONS ON AWARDS
The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable or payable, if, in the discretion of the Committee, the grant or exercise of such Award could impair the Company’s status as a REIT.
SECTION 22. NO FIDUCIARY RELATIONSHIP
Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Subsidiaries, or their respective officers, or the Committee, on the one hand, and the grantee, the Company, Subsidiaries or any other person or entity, on the other.
SECTION 23. MARKET STANDOFF AGREEMENT
As a condition of receiving any Award hereunder, the grantee agrees that in connection with any registration of the Stock and upon the request of the Committee or the underwriters managing any public offering of the Stock, the grantee will not sell or otherwise dispose of any Stock without prior written consent of the Committee or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Committee or the underwriters may specify for employee-shareholders generally.
End of Plan.

PIEDMONT OFFICE REALTY TRUST

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 17, 2017.

Vote by Internet

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Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" all of the nominees listed and "FOR" Proposals 2, 3 and 5, and for "ANNUALLY" on Proposal 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Kelly H. Barrett	☐	☐	02 - Wesley E. Cantrell	☐	☐	03 - Barbara B. Lang	☐	☐
04 - Frank C. McDowell	☐	☐	05 - Donald A. Miller, CFA	☐	☐	06 - Raymond G. Milnes, Jr.	☐	☐
07 - Jeffrey L. Swope	☐	☐	08 - Dale H. Taysom	☐	☐			

Proposal	For	Against	Abstain
2. Ratification of the appointment of the independent registered public accounting firm for fiscal 2017.	☐	☐	☐
3. Advisory approval of executive compensation.	☐	☐	☐
5. Approval of our Amended and Restated 2007 Omnibus Incentive Plan.	☐	☐	☐

Proposal	Annually	Every Two Years	Every Three Years	Abstain
4. Advisory vote to hold future advisory votes on executive compensation:	☐	☐	☐	☐

B Non-Voting Items

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Date (mm/dd/yyyy) — Please print date below.   /   /

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1 P C F

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